Execution Version

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
ARCADIA PRODUCTS, LLC
February 28, 2023

4893649.2

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SCHEDULES AND EXHIBITS
Schedule A: Members
Schedule B: Officers of Arcadia Products, LLC
Exhibit A: Form of Certificate of Designation for Series A Preferred Stock
Exhibit B: Form of Spousal Waiver

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SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
ARCADIA PRODUCTS, LLC
This Second Amended and Restated Limited Liability Company Agreement of Arcadia Products, LLC, a Colorado limited liability company (the “Company”), is made and entered into effective as of February 28, 2023 (the “Effective Date”) by and among the Company, DMC Global Inc., a Delaware corporation (the “DMC”), DMC Korea, Inc., a Colorado corporation (“DMC Korea” and together with DMC, the “DMC Members”) and New Arcadia Holdings, Inc. (the “Munera Member”). This Agreement amends and restates in its entirety that certain Amended and Restated Limited Liability Company Agreement of the Company dated as of December 23, 2021 (the “First Amended and Restated Agreement”). The DMC Members, the Munera Member and each Person admitted as an additional or substitute Member of the Company pursuant to this Agreement are collectively referred to herein as the “Members” and are each individually referred to herein as a “Member.”
RECITALS
WHEREAS, the DMC Members and the Munera Member are party to that certain Equity Purchase Agreement dated as of December 16, 2021 (as amended, modified or supplemented from time to time, the “Purchase Agreement”);
WHEREAS, the Company is the entity resulting from the conversion of Arcadia, LLC, a California limited liability company (previously Arcadia, Inc., a California corporation), as contemplated by the Purchase Agreement on December 22, 2021, upon the filing of the Articles and a Certificate of Conversion with the Secretary of State of the State of Colorado;
WHEREAS, at the date of conversion, the Munera Member owned 100% of the Company pursuant to the Limited Liability Company Agreement of the Company dated December 21, 2021 (the “Original Agreement”), all as contemplated by the Purchase Agreement;
WHEREAS, effective as of December 22, 2021, DMC Korea acquired its Interest in the Company by acquiring 66.45 Units from the Munera Member in exchange for a contribution in cash in the amount of $4,750,000, and effective as of the consummation of the transactions contemplated by the Purchase Agreement (the “Effective Time”), DMC acquired its Interest in the Company by acquiring 3,920.64 Units from the Munera Member in exchange for a contribution in the amount of $280,250,000, subject to certain adjustments as set forth in the Purchase Agreement;
WHEREAS, the parties entered into the First Amended and Restated Agreement simultaneously with the Closing (as that term is defined in the Purchase Agreement) and with the Company’s entry into the Senior Debt Facility;
WHEREAS, the parties desire to enter into this Agreement effective as of the Effective Date in order to amend and restate the First Amended and Restated Agreement to clarify the parties’ mutual rights and obligations as set forth herein.
AGREEMENTS

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the First Amended and Restated Agreement is amended and restated in its entirety as follows:
ARTICLE I
DEFINED TERMS
Section 1.1     Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Accounting Expert” has the meaning provided in Section 12.10(c).
“Accounting Period” means, for the first Accounting Period, the period commencing on the effective date of the First Amended and Restated Agreement and ending on the next Adjustment Date. All succeeding Accounting Periods shall commence on the day after an Adjustment Date and end on the next Adjustment Date.
“Acquisition Indebtedness” means any principal, interest, fees and other amounts due or that may be due with respect to or under amounts drawn by DMC under the Senior Debt Facility or otherwise related to the transaction contemplated by the Purchase Agreement.
“Additional Member” has the meaning provided in Section 4.8(a).
“Adjustment Date” means the last day of each fiscal year of the Company, the last day of the winding up of the Company, or any other date determined by the Board, in its sole and absolute discretion, as appropriate for an interim closing of the Company’s books.
“Affiliate” means, with respect to a specified Person, any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with the specified Person.
“Agreement” means this Second Amended and Restated Limited Liability Company Agreement of the Company, as this agreement may be amended, modified, supplemented or restated from time to time after the Effective Date.
“Annual Capital Expenditure Budget” has the meaning provided in Section 5.11(b).
“Annual Operating Budget” has the meaning provided in Section 5.11(a).
“Articles” means the Articles of Organization of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Colorado pursuant to the Colorado Act.
“Bridge Loan” means that promissory note dated as of December 23, 2021 between DMC and Synergex Group LLC, Trustee of the Munera Family ESBT.

“Bridge Loan Allocation” means for any transaction under Section 12.10, an amount equal to (a) the quotient of (i) the number of Option Units and (ii) the total number of Units held by the Munera Member at the date of the Option Closing, multiplied by (b) the total accrued and outstanding principal and interest under the Bridge Loan on such date.
“Business” has the meaning provided in Section 3.1.
“Business Competitor” means any Person other than the Company and its Subsidiaries that is engaged in Business activities.
“Business Day” means any day of the week other than a Saturday, Sunday or a day on which the commercial banks in New York, New York or Denver, Colorado are not open for business.
“Call Closing” has the meaning provided in Section 12.10(e).
“Call Consideration” has the meaning provided in Section 12.10(b).
“Call Notice” has the meaning provided in Section 12.10(b).
“Call Option” has the meaning provided in Section 12.10(b).
“Capital Account” has the meaning provided in Section 7.1.
“Capital Call” has the meaning provided in Section 7.4(a).
“Capital Call Amount” has the meaning provided in Section 7.4(a).
“Capital Call Notice” has the meaning provided in Section 7.4(a).
“Capital Contribution” means, for any Member, the total amount of cash and the Fair Market Value of any property contributed to the Company by such Member.
“Carrying Value” means with respect to any Interest purchased by the Company from any Involuntary Transferee, the value equal to the Capital Contribution made by such Member in respect of such Interest less the amount of distributions made in respect of such Interest.
“Cash” shall have the meaning ascribed thereto in the Purchase Agreement.
“Code” means the Internal Revenue Code of 1986, as amended.
“Colorado Act” means the Colorado Limited Liability Company Act, as amended from time to time.
“CBCA” means the Colorado Business Corporation Act, as amended from time to time.
“Company” has the meaning provided in the Preamble.
“Contributing Member” has the meaning provided in Section 7.4(b).

“Control” or “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of or right to exercise voting power or voting securities, by contract or otherwise, and “controlling” and “controlled” shall have meanings correlative thereto. Without limiting the foregoing, a Person shall be deemed to be controlled by another Person if such other Person possesses, directly or indirectly, (a) power to vote fifty percent (50%) or more of the securities or interests having ordinary voting power for the election of directors, managing general partners, managers, or members of the governing body or management of such Person, (b) powers of a general partner of a limited partnership, or (c) power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Covered Person” means a current or former Member, Director or Tax Matters Member, and any Related Party of any such Person, or any current or former officer, employee or agent of the Company or any of its Affiliates.
“Distributable Amount” has the meaning provided in Section 9.1(a).
“DMC” has the meaning provided in the Preamble.
“DMC Common Stock” means shares of common stock of DMC, par value $0.05 per share.
“DMC Korea” has the meaning provided in the Preamble.
“DMC Members” has the meaning provided in the Preamble.
“DMC Series A Preferred Stock” means preferred stock of DMC, par value $.05, issued pursuant to a Certificate of Designations in substantially the form as set forth on Exhibit A hereto.
“Drag Notice” has the meaning provided in Section 12.8(b).
“EBITDA” means, for any period, the earnings of the Company and its Subsidiaries in that period plus any amounts deducted in the computation thereof for interest expense, taxes, depreciation, amortization and share-based compensation under DMC’s equity incentive plans all as determined in accordance with GAAP and with reference to the financial statements of the Company and its Subsidiaries for such period.
“Economic Capital Account” means, with respect to any Member, such Member’s Capital Account balance as of the date of determination, after crediting to such Capital Account any amounts that the Member is expressly obligated to restore, is treated as obligated to restore under Treasury Regulations Section 1.704-1(b)(2)(ii)(c), or is deemed obligated to restore under the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5).
“Effective Date” has the meaning provided in the Preamble.
“Effective Time” has the meaning provided in the Recitals.
“Entity” means any Person other than an individual Person.

“Equity Value” means, as of any date, the quotient of (a) (i) nine and one-half (9.5) times the average annual EBITDA for the two (2) most recently completed Fiscal Years and the Projected Current Year EBITDA of the Company and its Subsidiaries prior to such date, minus (ii) the amount of Indebtedness of the Company and its Subsidiaries as of such date, plus (iii) the amount of Cash as of such date in excess of the Working Capital Peg, divided by (b) the aggregate number of outstanding Units as of such date.
“Exercising Party” has the meaning provided in Section 12.10(c).
“Exit Event” means:
(a)    a transaction or series of transactions involving the sale, transfer or other disposition, including by way of merger, consolidation or other similar extraordinary transaction, by the Members of all of the Interests in the Company held by the Members; or
(b)    a transaction or series of transactions involving the sale, transfer or other disposition of all of the assets of the Company and its Subsidiaries in each case, to one or more Persons that are not (i) immediately prior to such sale, transfer or other disposition, Affiliates of the Company or any Member, and (ii) Persons in which any Member or Affiliate of a Member, or any immediate family members of any such Affiliate, has any material direct or indirect ownership or investment interest; provided, that, in no event shall an Initial Public Offering constitute an “Exit Event” for any purposes of this Agreement.
“Fair Market Value” means, as of any date,
(a)    for purposes of determining the value of any property owned by, contributed to or distributed by the Company, (i) in the case of publicly traded securities, the average of their last sales prices on the applicable trading exchange or quotation system on each trading day during the five (5) trading day period ending on such date and (ii) in the case of any other property, the fair market value of such property, as determined upon a reasonable basis and in good faith by the Board and taking into account any liabilities encumbering such property; or
(b)    for purposes of determining the value of any Member’s Interest in connection with Section 12.5 (“Involuntary Transfers”), the fair market value of such Interest, as determined upon a reasonable basis and in good faith by the Board.
“Final Equity Value” means as of the specified date, the greater of (a) the Equity Value and (b) the Floor Value.
“Fiscal Year” means a fiscal year ending December 31.
“Floor Value” means the quotient of (a) (i) $467,700,000 minus (ii) the amount of Indebtedness of the Company and its Subsidiaries as of such date, plus (iii) the amount of Cash as of such date in excess of the Working Capital Peg, divided by (b) the aggregate number of outstanding Units as of such date.

“GAAP” means United States generally accepted accounting principles, consistently applied during the periods involved.
“Incapacity” occurs with respect to an individual when such individual has been judicially determined to lack capacity to act for himself or herself, or has voluntarily appointed a representative to act for him or her generally without restriction as it relates to the Company or its Subsidiaries.
“Indebtedness” shall have the meaning ascribed thereto in the Purchase Agreement, except that such amounts shall include principal, interest, fees and other amounts due or that may be due with respect to or under amounts drawn by the Company as a borrower under the Senior Debt Facility or used in furtherance of the Company’s business and shall exclude Acquisition Indebtedness and Non-Company Indebtedness (whether or not the Company or any Subsidiary of the Company is contingently liable therefore or a guarantor thereof, and whether or not considered a liability for financial accounting or valuation purposes).
“Initial Public Offering” or “IPO” means the first underwritten public offering of the common stock (or other equity securities) of Newco or a Subsidiary of the Company to the general public through a registration statement filed with the Securities and Exchange Commission that (together with prior effective registrations) covers shares (or other equity securities) of Newco or such Subsidiary that will be traded on a national securities exchange after the close of any such general public offering.
“Interest” means the limited liability company interest in the Company which represents the interest of each Member in and to the profits and losses of the Company, and such Member’s right to receive distributions of the Company’s assets, as set forth in this Agreement.
“Majority in Interest” means, as of any given record date or other applicable time, the holders of a majority of the outstanding Units held by Members as of such date that are entitled to vote at a meeting of Members or to consent in writing in lieu of a meeting of Members.
“Makeup Contribution Amount” has the meaning provided in Section 7.4(b).
“Malfeasance” means (a) gross negligence or willful misconduct with respect to the Company or its Subsidiaries, (b) fraud or misappropriation of funds of the Company or its Subsidiaries or (c) conviction of a felony involving moral turpitude.
“Management Agreement” means that certain Management Agreement, dated as of the effective date of the First Amended and Restated Agreement, by and between the Company and DMC, as amended, supplemented or modified from time to time.
“Members” has the meaning provided in the Preamble.
“Member Nonrecourse Debt” has the same meaning as “partner nonrecourse debt” as set forth in Treasury Regulations Section 1.704-2(b)(4) and the term “Member Nonrecourse Debt Minimum Gain” has the same meaning as “partner nonrecourse debt minimum gain” as set forth in Treasury Regulations Section 1.704-2(i)(2).

“Munera Member” has the meaning provided in the Preamble.
“Net Profit” and “Net Loss” means, with respect to any Accounting Period, net income or net loss of the Company for such Accounting Period, determined in accordance with Section 703(a) of the Code, including any items that are separately stated for purposes of Section 702(a) of the Code, as determined in accordance with federal income tax accounting principles with the following adjustments:
(a)    any income of the Company that is exempt from United States federal income tax shall be included as income;
(b)    any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as such expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations shall be treated as current expenses;
(c)    any items of income, gain, loss or deduction specially allocated pursuant to this Agreement, including pursuant to Section 8.2, shall be excluded from the determination of Net Profit and Net Loss;
(d)    treating as an item of gain (loss) the excess (deficit), if any, of the Fair Market Value of property distributed in such Accounting Period over (under) the amount at which such property was carried on the books of the Company.
(e)    if property is reflected in the Capital Accounts at a book value that is different from its adjusted basis, then (i) depreciation and amortization deductions with respect to such property shall be determined based upon such book value in accordance with Section 1.704-1(b)(2)(iv)(g)(3) of the Treasury Regulations or, as applicable, Section 1.704-3(d)(2) of the Treasury Regulations, and (ii) gain or loss shall be determined with reference to such book value in lieu of adjusted basis;
(f)    if the book value as determined for purposes of maintaining the Capital Accounts of any asset is adjusted pursuant to Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the book value of the asset) or an item of loss (if the adjustment decreases the book value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and
(g)    to the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Section 1.704-1(b)(2)(iv)(m)(4) of the Treasury Regulations, to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses.
“Neutral Accounting Firm” has the meaning provided in Section 12.10(c).

“New Securities” means Units or any other Interests, including any securities exchangeable or exercisable for, or convertible into, such Interests, issued after the Effective Date.
“Non-Company Indebtedness” means any principal, interest, fees and other amounts due or that may be due with respect to or under indebtedness incurred or drawn by any borrower under the Senior Debt Facility other than the Company, the proceeds of which are not used in furtherance of the Company’s business. For example, and without limitation, any indebtedness borrowed by or used in DMC or DMC’s Subsidiaries other than the Company is Non-Company Indebtedness, to the extent it is so used.
“Non-Contributing Member” has the meaning provided in Section 7.4(b).
“Offered Units” has the meaning provided in Section 12.8(a).
“Option Closing” means a Put Closing or a Call Closing, as the context requires.
“Option Notice” means a Put Notice or a Call Notice, as the context requires.
“Option Purchase Agreement” means an equity purchase agreement mutually agreed between one or more DMC Members and the Munera Member that includes customary representations and warranties from the Munera Member and customary indemnification provisions for the sale of equity interests (e.g., with the DMC Members to be fully indemnified if the Options Units are not sold free and clear of any liens, encumbrances or restrictions on transfer).
“Option Purchase Price” means the amount equal (a) to the product of (i) the Final Equity Value as of the date of the Option Closing multiplied by (ii) the total number of all Option Units being sold at the Option Closing, minus (b) any Bridge Loan Allocation. Effective simultaneously with a Put Closing or a Call Closing, the Bridge Loan shall be deemed repaid to the extent that the Bridge Loan Allocation reduces the Option Purchase Price pursuant to the preceding sentence.
“Option Purchase Price Dispute” has the meaning provided in Section 12.10(c).
“Option Purchase Price Dispute Statement” has the meaning provided in Section 12.10(c).
“Option Share Issue Price” means a price equal to the volume weighted average trading price for shares of DMC Common Stock on The Nasdaq Global Select Market (or, if shares of DMC Common Stock are not then listed on The Nasdaq Global Select Market, on the securities exchange on which shares of DMC Common Stock are listed) over the period consisting of the sixty (60) consecutive trading days immediately preceding the date of the Option Notice or ROFR Option Notice.
“Option Units” means all of the Units held by the Munera Member as of the date of any Put Notice delivered pursuant Section 12.10(a) or Call Notice delivered pursuant Section 12.10(b).
“Original Agreement” has the meaning provided in the Recitals.
“Other Member” has the meaning provided in Section 12.8(a).

“Owing Member” has the meaning provided in Section 9.6.
“Partnership Minimum Gain” has the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.
“Percentage Interest” means, for each Member, as of any date, the percentage determined by multiplying by one hundred (100) the quotient of (a) the number of Units held by such Member divided by (b) the aggregate number of outstanding Units.
“Person” means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company or other legal entity or organization.
“Priority Loan” has the meaning provided in Section 7.4(b).
“Projected Current Year EBITDA” means the estimate of EBITDA for the current Fiscal Year as approved by the Board and as reflected in DMC’s financial guidance to the public.
“Purchase Agreement” has the meaning provided in the Recitals.
“Put Closing” has the meaning provided in Section 12.10(e).
“Put Consideration” has the meaning provided in Section 12.10(a).
“Put Notice” has the meaning provided in Section 12.10(a).
“Put Option” has the meaning provided in Section 12.10(a).
“Qualifying Transaction” means a proposed Transfer by the Selling Member, to a Person or Persons who are not Affiliates of the Selling Member, in which the value of the consideration to be received by the Other Member for each Unit transferred would be equal to or greater than the Final Equity Value as of the date of the Selling Member Notice or Drag Notice.
“Receiving Party” has the meaning provided in Section 12.10(c).
“Registration Rights Agreement” means a registration rights agreement in form and substance approved by the Board.
“Related Party” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, managers, shareholders, partners, members, employees, advisors, representatives and agents of such Person and such Person’s Affiliates.
“Resolution Period” has the meaning provided in Section 12.10(c).
“Restricted Member” means any Member other than the DMC Members or their successors or assigns and such Member’s Affiliates.
“Restricted Period” has the meaning provided in Section 4.6.

“Revised Partnership Audit Provisions” means the partnership audit provisions enacted in the Bipartisan Budget Act of 2015, as they may be amended from time to time, and any Treasury Regulations (or other guidance from the Internal Revenue Services or U.S. Treasury Department or both) issued thereunder.
“ROFR Notice Period” has the meaning provided in Section 12.8(a).
“ROFR Offer Notice” has the meaning provided in Section 12.8(a).
“Rule 144” has the meaning provided in Section 6.1(b).
“Securities Act” means the Securities Act of 1933, as amended from time to time.
“Selling Member” has the meaning provided in Section 12.8(a).
“Selling Member Notice” has the meaning provided in Section 12.8(a).
“Senior Debt Facility” means that certain Amended and Restated Credit and Security Agreement dated on or about the effective date of the First Amended and Restated Agreement, among DMC and certain of its subsidiaries, including the Company, as borrowers, KeyBank, National Association, as administrative agent, and the lenders and other parties from time to time party thereto, as the same may be amended, restated, amended and restated, supplemented, extended, renewed, refinanced, replaced or otherwise modified from time to time.
“Subsidiary” means, with respect to any Person, any Entity controlled by such Person (either alone or through or together with any other Subsidiary).
“Super-Majority Board Approval” has the meaning provided in Section 5.1(a)(iii).
“Target Balance” means, with respect to any Member as of the close of any Accounting Period for which allocations are made under Article VIII, the amount such Member would receive (or be required to contribute) in a hypothetical liquidation of the Company as of the close of such period, assuming for purposes of any such hypothetical liquidation (i) a sale of all of the assets of the Company at prices equal to their then book values (as maintained by the Company for purposes of, and as maintained pursuant to, the capital account maintenance provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)) and (ii) the distribution of the net proceeds thereof to the Members pursuant to the provisions of Article IX (after the payment of all actual Company indebtedness, including all Priority Loans, and any other liabilities related to the Company’s assets, limited, in the case of non-recourse liabilities, to the collateral securing or otherwise available to satisfy such liabilities). If such Member would be required to contribute, the “Target Balance” will be reflected as a negative value.
“Target Distribution” means aggregate annual distributions based on 75% of annual EBITDA for the previous completed fiscal year after deducting cash paid for taxes and bank interest expense and with appropriate cash reserves for immediate working capital needs and known liabilities, in each case in the reasonable judgment of the Board.
“Tax Matters Member” has the meaning provided in Section 10.2(b).

“Transfer” means a direct or indirect transfer, assignment, sale or other disposition (including the creation of any derivative or synthetic interest, but excluding any Hypothecation), or the act of so doing, as the context requires.
“Treasury Regulations” means the Regulations of the Treasury Department of the United States issued pursuant to the Code.
“Unit” means a unit of Interests.
“Working Capital Peg” shall mean the average of the Net Working Capital (as that term is defined in the Purchase Agreement) as of the end of each of the 12 months preceding the date the Working Capital Peg is determined pursuant to this Agreement.
ARTICLE II
FORMATION OF THE COMPANY
Section 2.1    Formation. The Company was reorganized in Colorado upon the filing of the Articles and a Certificate of Conversion with the Secretary of State of the State of Colorado and hereby continues as a limited liability company under and pursuant to the Colorado Act and the Articles.
Section 2.2 Company Name. The name of the Company is Arcadia Products, LLC. The business of the Company may be conducted under such other names as the Board may from time to time designate.
Section 2.3 The Articles, etc. Any authorized person of the Company shall execute, deliver, file and record all such other certificates and documents, including amendments to or restatements of the Articles, and do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Colorado and any other jurisdiction in which the Company may own property or conduct business.
Section 2.4 Term of Company. The term of the Company in Colorado commenced on the date of the filing of the Articles and the Certificate of Conversion with the Secretary of State of the State of Colorado. The Company may be terminated in accordance with the terms and provisions hereof, and shall continue unless and until dissolved as provided in Article XIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Articles as provided in the Colorado Act.
Section 2.5 Registered Agent and Office. The Company’s registered agent and office in the State of Colorado shall be National Registered Agents, Inc., 7700 E. Arapahoe Road, Centennial, CO 80112. The Board may designate another registered agent and/or registered office from time to time in accordance with the then applicable provisions of the Colorado Act and any other applicable laws.
Section 2.6 Principal Place of Business. The principal place of business of the Company shall be located at 2301 E. Vernon Ave., Vernon, CA 90058. The location of the Company’s principal place of business may be changed by the Board from time to time in accordance with the then applicable provisions of the Colorado Act and any other applicable laws.
Section 2.7 Qualification in Other Jurisdictions. Any authorized person of the Company shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.
Section 2.8 Fiscal Year; Taxable Year. The fiscal year of the Company for financial accounting purposes shall be the same as its taxable year. The taxable year of the Company for federal, state and local income tax purposes shall end on December 31 unless otherwise required by applicable tax law or as determined by the Tax Matters Member in accordance with applicable tax law.
Section 2.9 Effectiveness. This Agreement shall be effective as of the Effective Date.

ARTICLE III
PURPOSE AND POWERS OF THE COMPANY
Section 3.1 Purpose. The purposes of the Company are, and the nature of the business to be conducted and promoted by the Company is, to engage (a) generally in the business of the design, manufacture and sale of architectural building products (the “Business”), (b) subject to Section 5.1(a)(ii), in any lawful act or activity for which limited liability companies may be formed under the Colorado Act and (v) in all acts or activities as the Company deems necessary, advisable or incidental to the furtherance of the foregoing.
Section 3.2 Powers of the Company. The Company shall have the power and authority to take any and all actions that are necessary, appropriate, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 3.1.
Section 3.3 Tax Partnership. The Company and each Member intend that the Company shall be treated as a partnership for U.S. federal and applicable state or local income tax purposes and the Company shall not elect, and the Board shall not permit the Company to elect, to be treated as an association taxable as a corporation for U.S. federal income tax purposes under Treasury Regulations Section 301.7701-3 or under any corresponding provision of state or local law without the prior written consent of all of the Members. Each Member and the Company shall file all tax returns consistent with the foregoing and shall otherwise take all tax positions in a manner consistent with such intended treatment of the Company as a partnership for U.S. federal, state and local income tax purposes. The Company and the Board shall not, without the prior written consent of all of the Members, permit the registration or listing of interests in the Company on an “established securities market” or a “secondary market or the substantial equivalent thereof” as such terms are used in Treasury Regulations Section 1.7704-1.
ARTICLE IV
MEMBERS
Section 4.1     Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this

Agreement. The approval or consent of the Members shall not be required in order to authorize the taking of any action by the Company and the Members shall have no right to reject, overturn, override, veto or otherwise approve or pass judgment upon any action taken by the Board or an authorized officer of the Company, unless and then only to the extent that (a) this Agreement shall expressly provide therefor (including Section 5.1(a)(iv) hereof), (b) such approval or consent shall be required by non-waivable provisions of the Colorado Act or (c) the Board shall have determined in its sole and absolute discretion that obtaining such approval or consent would be appropriate or desirable. The Members, as such, shall have no power or authority to bind the Company.
Section 4.2     Interests. All Interests shall be denominated in Units. The number of Units held by the Members as of the Effective Time after giving effect to the consummation of the transactions contemplated by the Purchase Agreement are set forth on Schedule A. The number of Units held by each Member as of any given time after the Effective Time shall be set forth on Schedule A, as it may be updated from time to time in accordance with this Agreement. The authorization of any additional classes of Units shall be subject to the approval requirements of Section 5.1(a)(iii). Subject to the approval requirements of Section 5.1(a)(iii), Units in a particular class may be issued from time to time, to such Persons, in such amounts, at such prices and on such terms as the Board may determine.
Section 4.3     Meetings of Members.
(a)     Meetings; Notice of Meetings. Meetings of the Members, including any special meeting, may be called by the Secretary of the Company, the Chairman of the Board or any Member from time to time. Notice of any such meeting shall be given to all Members not less than ten (10) nor more than sixty (60) calendar days prior to the date of such meeting and shall state the location, date and hour of the meeting and, in the case of a special meeting, the nature of the business to be transacted. Meetings shall be held at the location (within or without the State of Colorado) at the date and hour set forth in the notice of the meeting. Any one or more Members may participate in a meeting of the Members by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participating in a meeting by such means shall constitute presence in person at such meeting.
(b)     Waiver of Notice. No notice of any meeting of Members need be given to any Member who submits a written waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Members need be specified in a written waiver of notice. The attendance of any Member at a meeting of Members shall constitute a waiver of notice of such meeting, except when the Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.
(c)     Quorum. The presence in person or by proxy of the holders of record of a Majority in Interest shall constitute a quorum for the transaction of business at such meeting.
(d)     Voting. If the Board has fixed a record date, every holder of record of Units entitled to vote at a meeting of Members or to consent in writing in lieu of a meeting of Members shall be entitled to one (1) vote for each such Unit outstanding in such Member’s name at the close of business on such record date. If no record date has been so fixed, then every holder of record of such Units entitled to vote at a meeting of Members or to consent in writing in lieu of a meeting of Members shall be entitled to one (1) vote for each Unit outstanding in its name on the close of business on the day next preceding the day on which notice of the meeting is given or the first consent in respect of the applicable action is executed and delivered to the Company, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by this Agreement, the vote of a Majority in Interest at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.
(e)     Proxies. Each Member may authorize any Person to act for such Member by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or such Member’s attorney in fact. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it unless otherwise provided in such proxy, provided, that such right to revocation shall not invalidate or otherwise affect actions taken under such proxy prior to such revocation.
(f)     Organization. Each meeting of Members shall be conducted by such Person as the Board may designate.
(g)     Action Without a Meeting. Unless otherwise provided in this Agreement, any action which may be taken at any meeting of the Members may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by a Majority in Interest (unless a higher percentage is required by this Agreement, in which case it shall be signed by Members holding at least such higher percentage). A copy of the action taken by written consent shall be filed with the records of the Company and, upon written request, a copy of such action shall be given to all Members who have not consented in writing to the taking of such action.
(h)     Approved Agreements. The Management Agreement, as in effect on the effective date of the First Amended and Restated Agreement, has been approved in all respects (including by all the Members pursuant to the execution of this Agreement), and, except as otherwise provided in such agreement, any management fees or other amounts payable to DMC or any of its Affiliates thereunder shall not be subject to any further approval hereunder or otherwise. The Senior Debt Facility, as in effect on the effective date of the First Amended and Restated Agreement, has been approved in all respects, and the Members have ratified the approval of the Senior Debt Facility by the members of the Company as set forth on Exhibit C hereto.
Section 4.4     Business Transactions of a Member with the Company. Subject to the prior approval of the Board and Section 5.1(a)(iv), a Member (or an Affiliate thereof) may lend money to, borrow money from, act as surety or endorser for, guarantee or assume one or more specific obligations of, provide collateral for, or transact any other business with the Company or any of its Subsidiaries.

Section 4.5     No Cessation of Membership upon Bankruptcy. A Person shall not cease to be a Member of the Company upon the happening, with respect to such Person, of such Person’s bankruptcy or insolvency.

Section 4.6     Restricted and Non-Restricted Activities.

(a) Each Restricted Member covenants and agrees that during the period of its direct or indirect ownership of an Interest in the Company (the “Restricted Period”), such Person and its Affiliates shall not directly or indirectly own, manage, operate or Control, or participate in the ownership, management, operation or Control of, any Business Competitor in the United States; provided, that nothing in this Section 4.6(a) shall prohibit a Restricted Member from acquiring or owning, directly or indirectly up to three percent (3%) of the aggregate securities of any Business Competitor that is a publicly traded Entity, so long as such Member or its Affiliates does not serve on the board of directors or similar governing body of such Business Competitor or its Affiliates.
(b) Subject to the foregoing restrictions set forth in this Section 4.6, the other terms of this Agreement, and the obligations of any Member or any Affiliate of any Member under any agreement between such Person and the Company or its Subsidiaries, (i) each Member and each of their respective Affiliates may engage in, or possess an interest in, other business ventures of any nature or description, independently or with others, and the Company and the other Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture shall not be deemed wrongful or improper; and (ii) none of the Members or the Directors, nor any of their respective Affiliates shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company; and each Member, each Director, and each of their respective Affiliates shall have the right to take for such Person’s own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.
Section 4.7     Confidentiality.
(a) Each Restricted Member hereby acknowledges that, in connection with the operation of the Company and its Subsidiaries, such Restricted Member and its Designated Directors may have access to confidential material regarding the operations of the Company and its Subsidiaries or the other Members. Each Restricted Member agrees that it shall, and shall cause its Designated Directors to: (i) take all reasonable steps necessary to hold and maintain such confidential information in confidence and not to disclose it to any third party, except as required by law or legal process; and (ii) only disclose such confidential information to (A) his or her employees, advisors and agents who have a need to know such information in order to assist such Restricted Member or its Designated Directors to evaluate and/or monitor such Restricted Member’s investment in the Company, to carry out his or her responsibilities to the Company or to comply with any laws, rules or regulations applicable to such Restricted Member or its Designated Directors, or (B) in the case of reports furnished by the Company to such Restricted Member pursuant to Section 10.1(b), to beneficial owners and Affiliates of the Restricted Member, and to each of their respective lenders and financial advisors, in each case so long as such Persons are each bound to keep such information confidential in accordance with the terms of this Agreement.

(b) Each Restricted Member agrees that, upon the dissolution and termination of the Company or withdrawal of the Restricted Member from the Company, the Restricted Member will return to each requesting Member and/or the Company, as appropriate, or destroy all confidential information of that Member or the Company (other than tax information of the Company attributable to the returning Restricted Member’s Interest therein) then in its or its Designated Directors’ possession and specified in the request. Each Restricted Member further agrees upon request to return or destroy all other memoranda, notes, copies, or other writings which contain confidential information of the other Members and/or the Company (other than tax information of the Company attributable to the returning Restricted Member’s Interest therein).
(c) The provisions of this Section 4.7 shall apply to each Restricted Member, regardless of the status of such Restricted Member as a member of the Company, while such Restricted Member is a member of the Company and for a period of two (2) years from the effective date of the termination of the applicable Restricted Member’s status as a member of the Company or if the confidential information constitutes a trade secret, as defined under applicable law, then the life of the trade secret. The term “confidential information” under this Section 4.7 shall not include information that (i) is publicly available (other than as a result of a breach of this Agreement) or (ii) was or becomes available to a Restricted Member on a non-confidential basis from a source other than the Company or its representatives, provided that such source is not to such Restricted Member’s knowledge bound to a confidentiality agreement with the Company with respect to such confidential information.
Section 4.8    Additional Members.
(a) Admission. Subject to Section 5.1(a)(iii), the Company may admit one or more additional Members (each an “Additional Member”) to be treated as a “Member” or one of the “Members” for all purposes hereunder. Each Person shall be admitted as an Additional Member at the time such Person (i) executes a joinder agreement to this Agreement, (ii) complies with the applicable Board resolution, if any, with respect to such admission and (iii) is named as a Member in Schedule A hereto. The Board is authorized to amend Schedule A to reflect any such admission and any actions pursuant to Section 4.8(b) below.
(b) Rights and Obligations of Additional Members. Upon the admission of an Additional Member and subject to Sections 5.1(a)(iii) and 14.12:
(i) the Board shall determine the Capital Contribution (if any) of such Additional Member;
(ii) the Board shall determine the rights, if any, of such Additional Member to appoint Directors to the Board (subject to Section 5.1(a));
(iii) such Additional Member shall make Capital Contributions to the Company in an amount (if any) determined by the Board; and
(iv) without duplication of any of foregoing, the Board shall issue Interests, if any, to such Additional Member.

(c) Notice. The Board will ensure that notice of the admission of any Additional Members is given to the Secretary of the Company, so that they may make the required amendments to Schedule A hereto.

ARTICLE V
MANAGEMENT
Section 5.1     Board.
(a) Management Authority.
(i) Generally. The business and affairs of the Company shall be managed by or under the direction of a committee of the Company (the “Board”) consisting of up to seven (7) natural persons (each a “Director”). The number of Directors comprising the Board may be changed only with the consent of both the DMC Members and the Munera Member. Directors need not be Members. Except as otherwise expressly provided in this Agreement, the Board shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein, including, without limitation, to exercise all of the powers of the Company set forth in Section 3.2 of this Agreement to the extent such powers and actions would be within the scope of authority granted under the CBCA to the board of directors of a corporation organized under the laws of the State of Colorado.
(ii) Actions Requiring Board Approval. Notwithstanding the general authority of the Board set forth in Section 5.1(a)(i), and subject to Section 5.1(a)(iii) and Section 14.12, the Company shall not, and shall not, in circumstances where the Company has the authority to cause a Subsidiary to take or omit to take such actions, permit or cause any of the Company’s Subsidiaries to, directly or indirectly, take any of the following actions without the prior approval of the Board:
(A) taking actions requiring approval under Section 5.1(a)(iii) and Section 5.1(a)(iv);
(B) amending, modifying or supplementing this Agreement, or becoming a party to any agreement which by its terms restricts or is inconsistent with its performance of its obligations under this Agreement;
(C) amending the Articles;
(D) fixing the timing and amounts of, and making, distributions by the Company to its Members;
(E) adopting or amending in any material respect any multi-year business plan, annual plan or annual operating budget;

(F) materially deviating from the Annual Operating Budget then in effect;
(G) amending in any material respect any Annual Capital Expenditure Budget;
(H) making any Capital Expenditure in excess of an Annual Capital Expenditure Budget;
(I) other than under the Senior Debt Facility, (1) creating, incurring, assuming or suffering to exist, (2) amending, restating, extending, consenting, waiving or otherwise modifying the terms of or documentation governing or (3) repaying (other than in accordance with its terms) or prepaying, any existing or future indebtedness for borrowed money or notes, other than Priority Loans;
(J) other than under the Senior Debt Facility, guarantying or Hypothecating assets or securities in support of the obligations of any other Person;
(K) lending money to any other Person, or modifying the terms of any loans to any other Person;
(L) (1) selling, leasing, transferring or otherwise disposing (including through entry into a joint venture with another Person) of any material assets or group of material assets of the Company or its Subsidiaries having a net book value in excess of $2.0 million or (2) granting a license of intellectual property or materially modifying any such license, in each case other than in the ordinary course of business;
(M) (1) purchasing, acquiring or obtaining all or a substantial portion of the business of another Person for consideration (including assumed liabilities), whether by way of an asset purchase, stock or other equity purchase, merger, consolidation or otherwise, or (2) acquiring, structuring, financing or selling, or investing in, any real property interest, or any entity holding real property interests, including but not limited to the exercise of any rights of first refusal or first offer, put or call rights, buy-sell rights, or similar rights, in each case other than in the ordinary course of business;
(N) appointing or removing any officers of the Company or its Subsidiaries or entering into any employment agreements with employees of the Company or its Subsidiaries;
(O) (1) commencing, settling or compromising any litigation or arbitration, other than actions to collect amounts owed, or (2) settling or compromising any claim, litigation or arbitration on terms that require the payment of amounts greater than $100,000 in each case or restrict the activities of the Company, a Member or any of their respective Affiliates;

(P) entering into, modifying or terminating any contracts, agreements, leases or other undertakings that provide for total expenditure of greater than $250,000 in each case and are not terminable without cost or liability on ninety (90) or fewer days’ notice, other than in the ordinary course of business;
(Q) making any assignment for the benefit of creditors, or filing a petition for relief under bankruptcy or insolvency laws; or
(R) exercising any rights of approval or consent with respect to actions of any Subsidiary that is not controlled by the Company.
(iii)     Actions Requiring Super-Majority Board Approval. Without limiting the general authority of the Board set forth in Section 5.1(a)(i) and notwithstanding approval of the Board pursuant to Section 5.1(a)(ii), the Company shall not, and shall not, in circumstances where the Company has the authority to cause a Subsidiary to take or omit to take such actions, permit or cause any of the Company’s Subsidiaries to, directly or indirectly, take any of the following actions without the prior approval of at least 80% of the Directors (“Super-Majority Board Approval”):
(A) adopt or amend in any material respect any Annual Capital Expenditure Budget with contemplated capital expenditures in excess of twenty-five percent (25%) of EBITDA for the previous completed fiscal year;
(B) requesting the Members to contribute additional capital to the Company pursuant to Section 7.4;
(C) make aggregate distributions to its Members in any year that are less than the Target Distribution except to the extent a Target Distribution cannot be paid in compliance with applicable law, the terms of an Annual Capital Expenditure Budget approved under this Section 5.1(a)(iii) or the terms of an agreement that was previously approved by the Designated Directors of both the DMC Members and the Munera Member;
(D) enter into the ownership, active management, development or operation of any line of business other than the Business and businesses ancillary or incident thereto or otherwise change in any material respect the nature of the Business undertaken by the Company and its Subsidiaries;
(E) admit an additional Member of the Company, other than in connection with a Transfer that is otherwise expressly permitted under this Agreement;
(F) create, designate, authorize, issue, sell, grant, or enter into any agreement or plan providing for the issuance (contingent or otherwise) of, any Interests or other securities convertible into or exercisable for Interests except in accordance with Section 7.4(d) or otherwise change the equity structure of the Company or its Subsidiaries.
(G) effect an IPO or any other public offering of Units, Interests or other equity securities;

(H) effect an Exit Event;
(I) voluntarily liquidate, dissolve or wind up;
(J) make, revoke or modify any material tax election with respect to the Company or its Subsidiaries that would have a material adverse impact on the Munera Members;
(K) borrow or incur any liability under the Senior Debt Facility for any purpose outside the ordinary course of the Company’s business, except as contemplated in an Annual Capital Expenditure Budget; or
(L) agree or otherwise commit to take any actions set forth in the foregoing subparagraphs (A) through (K).
(iv)     Actions Requiring Unanimous Member Approval. The prior approval of (i) each Member shall be required for the entry by the Company or any of its Subsidiaries into any transaction on non-arms’ length terms (except as expressly contemplated by this Agreement), or the amendment or waiver of rights of the Company or any of its Subsidiaries under any agreement for any such transaction, between the Company or any Subsidiary of the Company, on the one hand, and any Member or Affiliate of any Member (other than the Company and its Subsidiaries), on the other hand, and (ii) the affected Member shall be required for the entry by the Company or any of its Subsidiaries into any agreement that purports to restrict the business activities of any Member or any of its Related Parties. Any action taken in violation of this Section 5.1(a)(iv) shall be void ab initio and of no force or effect. Notwithstanding the foregoing, neither Section 5.1(a)(iii) nor this Section 5.1(a)(iv) shall apply to entering into the Senior Debt Facility or the transactions contemplated thereby.
(b) Election of Directors.
    (i)     Initial Directors; Term. The Board shall initially consist of seven (7) Directors. The initial Directors of the Company as of the Effective Date are David Aldous, Michael Kuta, Michelle Shepston, James Schladen, Gerard Munera, Catherine Munera and Emmanuelle VanVleet. Each Director shall hold office until a successor is appointed in accordance with this Section 5.1(b) or until such Director’s earlier death, resignation or removal in accordance with the provisions hereof.
(ii)     Composition.
(A) The DMC Members shall have the right to appoint four (4) Directors. A Director appointed by the DMC Members shall serve as Chairman of the Board.
(B) So long as the Munera Member holds a Percentage Interest of at least 25%, the Munera Member shall have the right to appoint three (3) Directors. If the Munera Member holds a Percentage Interest less than 25% but greater than 15%, the Munera Member shall have the right to appoint two (2) Directors. If the Munera Member holds a Percentage Interest less than 15% but greater than 5%, the Munera Member shall have the right to appoint one (1) Director. If the Munera Member’s Percentage Interest falls below 5%, the Munera Member shall no longer have a right to appoint a Director.
(C) Each Director appointed by the DMC Members or the Munera Member in accordance with this Section 5.1(b)(ii) is referred to as a “Designated Director” of the DMC Members or the Munera Member, as applicable. In the event that any Director appointed by a Member for any reason ceases to serve as a member of the Board during his or her term in office, that Member shall have the right to designate a representative to fill the resulting vacancy on the Board. In the event that the Munera Member loses the right to appoint a Director due to a decrease in Percentage Interest under Section 5(b)(ii)(B), the Designated Director serving in such capacity as of the date of the decrease shall be deemed to resign from his or her position as of such date.
The Designated Directors of the DMC Members as of the Effective Date are David Aldous, Michael Kuta, Michelle Shepston and James Schladen, with David Aldous to serve as Chairman of the Board. The Designated Directors of the Munera Members as of the Effective Date are Gerard Munera, Catherine Munera and Emmanuelle VanVleet.
(c) Furtherance of Actions. To the extent that any Director serves as a director or officer of a Subsidiary of the Company, each such Director shall take all necessary actions in his or her applicable capacity at such Subsidiary to effectuate any action taken by the Board, including, without limitation, voting as directed by the Board.
Section 5.2     Meetings of the Board.
(a)     The Board shall meet from time to time to discuss the business of the Company. The Board may hold meetings either within or without the State of Colorado. Attendance at meetings of the Board may be in person, by conference telephone or by any other communications device by which all those participating in the meeting may hear each other. Directors who are unable to attend an in-person meeting of the Board or any committee thereof may participate in such meeting by conference telephone or other communications device and shall be considered present for all purposes during such participation. The Secretary of the Company, the Chairman of the Board or any of the Directors may call a meeting of the Board by providing two (2) Business Days’ notice to each Director, either personally, by telephone, by email, by facsimile or by any other similarly timely means of communication which notice requirement may be waived by the Directors.
(b)     The Company reserves the right to request the exclusion of the Designated Directors of either the DMC Members or the Munera Member from access to any material or meeting or a portion thereof during which the Company will be discussing any transaction between, or proposed to be entered into between, the Company or its Subsidiaries, on the one hand, and the DMC Members or their Affiliates, or the Munera Member or its Affiliates, as the case may be, on the other hand; provided such Designated Directors shall not be excluded from the portion of any meeting when a vote occurs, and such Designated Directors shall make their own determination as to whether to recuse themselves. Nothing in this Section 5.2(b) shall limit any applicable requirement to obtain the consent of Members under Section 5.1(a)(iv).

Section 5.3     Quorum and Acts of the Board. At all meetings of the Board, a majority of the Directors then in office shall constitute a quorum for the transaction of business. Each Director shall have one (1) vote on all matters before the Board; provided, however, that if at any time there are fewer Designated Directors of a Member serving on the Board or in attendance at a meeting of the Board than such Member is entitled to appoint pursuant to Section 5.1(b)(ii)(A) or (B), as applicable, the Designated Director or Directors of such Member then serving on the Board, or in attendance at a meeting of the Board, as applicable, shall have, in the aggregate, that number of votes equal to the votes the Designated Directors of such Member would have been entitled to vote if such Member had appointed all Directors they were entitled to appoint pursuant to Section 5.1(b)(ii)(A) or (B), as applicable, or if all Designated Directors of such Member were in attendance at such meeting of the Board. Except as otherwise provided in this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, upon at least two (2) Business Days’ notice to the absent Directors, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.
Section 5.4     Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
Section 5.5    Compensation of Directors and Officers.
(a)     The Board shall have the authority to fix the compensation (if any) of the Directors. The Directors may be paid their expenses (if any) of attendance at such meetings of the Board. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor.
(b)    The compensation and other employee benefits of the Officers of the Company shall be fixed by the Board; provided that the Chief Executive Officer shall have the right to recommend the amount and nature of such compensation and employee benefits to the Board from time to time, and at least annually, and the Board shall consult with the Chief Executive Officer concerning his or her recommendations and consider such recommendations in good faith.
Section 5.6         Resignation. Any Director may resign at any time by giving written notice to the Company. The resignation of any Director shall take effect upon receipt of such notice or at such later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation by the Company, the Members or the remaining Directors shall not be necessary to make it effective. Upon the effectiveness of any such resignation, such Director shall cease to be a “manager” (within the meaning of the Colorado Act).

Section 5.7         Removal of Directors.
(a) Subject to Section 5.7(b), each Director may be removed solely by the Member that designated such Director pursuant Section 5.1(b)(ii)(A) or (B), and may be removed by such Member at any time, with or without cause. Any such removal shall be without prejudice to the rights (if any) of such Director under any services or employment agreement between such Director and the Company or any Subsidiary of the Company that employs such individual (as an employee, consultant or otherwise), if applicable, and, if such Director is also a Member, shall not affect such Director’s rights as a Member or constitute a withdrawal of such Member. Upon the removal of a Director, the Director shall cease to be a “manager” (within the meaning of the Colorado Act).
(b) Notwithstanding the foregoing, in the event any Director (i) has suffered an Incapacity, or (ii) has committed any Malfeasance, then the Board shall remove such Person from all of his duties to the Company and its Subsidiaries, and the DMC Members or the Munera Member, as applicable, shall remove such Person as a Designated Director of such Member.
Section 5.8         Vacancies. Any vacancy on the Board, by reason of death, resignation, removal or otherwise, shall be filled at any time in accordance with Section 5.1(b)(ii)(A) or (B), as applicable. A Director elected to fill a vacancy shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.
Section 5.9         Directors as Managers. Each person named as a Director herein or subsequently appointed as a Director is hereby designated as a “manager” (within the meaning of the Colorado Act) of the Company. Notwithstanding the foregoing and the last sentence of Section 7-80-405 of the Colorado Act, no single Director shall have the power or authority to bind the Company and the Board shall have the power to act only collectively in the manner specified herein.
Section 5.10        Officers.
(a) The Board may appoint from time to time as it deems advisable, officers of the Company (collectively, the “Officers”) and assign such officers titles (including, without limitation, President, Vice President, Finance, Vice President, Secretary and Treasurer). Unless the Board decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Colorado Act, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office, as described below or in any written resolution adopted by the Board and delivered to such person after the Effective Date setting forth the authorities and duties delegated to such person by the Board. The authorities delegated to an Officer under this Section 5.10 or in any such written resolution adopted by the Board are referred to herein as the “Delegation of Authorities.” Any delegation to an Officer pursuant to this Section 5.10 may be revoked at any time by the Board and shall in any event be subject to the Delegation of Authorities for such Officer then in effect. Any Officer may be removed with or without cause by the Board, except as otherwise provided in any services or employment agreement between such Officer and the Company or any Subsidiary of the Company that employs such individual (as an employee, consultant or otherwise). The Officers of the Company will have such powers and duties as provided below:

(i) The Chairman shall preside at all meetings of the Board and of the Members at which he or she is present.
(ii) The President shall have responsibility for conducting the business of the Company in accordance with the direction of the Board. The President shall have such authority and duties as are appropriate and customary for the office of President, except for the actions requiring Board approval pursuant to Section 5.1(a)(ii) and (iii), the authority over which is reserved to the Board, and except as the same may be expanded or limited by the Board from time to time, including the Delegation of Authorities for the President then in effect. The President may delegate to the other Officers such powers as he or she may determine from time to time, provided that such powers are not reserved to or revoked by the Board.
(iii) The President shall have authority to execute, in the name and on behalf of the Company, contracts, bonds, mortgages and other documents in connection with the business of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company and only to the extent such execution is authorized by the Board. The President may employ and discharge employees and agents of the Company, except such as shall be appointed by the Board, and he or she may delegate these powers.
(iv) Subject to the direction and control of the Board and the President, the Vice President, Finance shall be responsible for all financial and accounting matters of the Company and shall have control of the funds of the Company and the custody of all securities owned by the Company, subject to the Delegation of Authorities for the Vice President, Finance then in effect. The Vice President, Finance shall also perform such duties and exercise such powers as are normally associated with such title and such other duties as the Board or the President may from time to time to time prescribe or delegate to him or her.
(v) The Secretary shall give, or cause to be given, notice of all meetings of the Members and, upon the request of a person entitled to call a meeting of the Board, he or she will give notice of any such meeting. He or she shall keep the minutes of all meetings of the Members, the Board and any committee established by the Board. The Secretary shall be responsible for the maintenance of all records of the Company and may attest documents on behalf of the Company. The Secretary will perform such other duties as the Board, the President or any Vice President may from time to time prescribe or delegate to him or her.
(b) As of the Effective Date, the officers of the Company are as set forth on Schedule D.
Section 5.11         Affirmative Covenants. The Company shall take the following actions:
(a) Approval by the Board, in November of each year for the following fiscal year, of an annual operating budget, which shall include working capital reserves (the “Annual Operating Budget”);

(b) Approval by the Board, under Section 5.1(a)(ii) or (iii) as applicable, in November of each year for the following fiscal year, of an annual Capital Expenditure Budget (“Annual Capital Expenditure Budget”).
(c) Make aggregate annual distributions, a portion of which shall be paid each fiscal quarter, to Members of at least the Target Distribution, unless approved by the Board pursuant to Section 5.1(a)(iii).
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE MEMBERS
Section 6.1     Investment Representations and Warranties.
(a) Investment Intention and Restrictions on Disposition. Each Member represents and warrants that such Member has acquired the Interests solely for such Member’s own account for investment and not with a view to resale in connection with any distribution thereof. Each Member agrees that such Member will not, directly or indirectly, Transfer or offer to Transfer any of the Interests (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Interests) or any interest therein or any rights relating thereto, except in compliance with the Securities Act, all applicable state securities or “blue sky” laws and this Agreement, as the same shall be amended from time to time. Any attempt by a Member, directly or indirectly, to Transfer, or offer to Transfer, any Interests or any interest therein or any rights relating thereto without complying with the provisions of this Agreement shall be void and of no effect.
(b) Securities Laws Matters. Each Member acknowledges receipt of advice from the Company that (i) the Interests have not been registered under the Securities Act or qualified under any state securities or “blue sky” laws, (ii) it is not anticipated that there will be any public market for the Interests, (iii) the Interests must be held indefinitely and such Member must continue to bear the economic risk of the investment in the Interests unless the Interests are subsequently registered under the Securities Act and such state laws, or an exemption from registration is available, (iv) Rule 144 promulgated under the Securities Act (“Rule 144”) is not presently available with respect to sales of any securities of the Company and the Company has made no covenant to make Rule 144 available and Rule 144 is not anticipated to be available in the foreseeable future, (v) when and if the Interests may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such rule and the provisions of this Agreement, (vi) if the exemption afforded by Rule 144 is not available, public sale of the Interests without registration will require the availability of an exemption under the Securities Act, (vii) restrictive legends shall be placed on any certificate representing the Interests and (viii) a notation shall be made in the appropriate records of the Company indicating that the Interests are subject to restrictions on transfer and, if the Company should in the future engage the services of a transfer agent, appropriate stop transfer instructions will be issued to such transfer agent with respect to the Interests.

(c) Ability to Bear Risk. Each Member represents and warrants that (i) such Member’s financial situation is such that such Member can afford to bear the economic risk of holding the Interests for an indefinite period and (ii) such Member can afford to suffer the complete loss of such Member’s investment in the Interests.
(d) Access to Information; Sophistication. Each Member represents and warrants that (i) such Member is familiar with the business and financial condition, properties, operations and prospects of the Company and its Subsidiaries and that such Member has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and its Subsidiaries and the terms and conditions of the purchase of the Interests and to obtain any additional information that such Member deems necessary, (ii) such Member’s knowledge and experience in financial and business matters is such that such Member is capable of evaluating the merits and risk of the investment in the Interests and (iii) such Member has carefully reviewed the terms and provisions of this Agreement and has evaluated the restrictions and obligations contained herein. In furtherance of the foregoing, each Member represents and warrants that, except as contemplated by the Purchase Agreement (x) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of the Company and its Subsidiaries or as to the desirability or value of an investment in the Company has been made to such Member by or on behalf of the Company, (y) such Member has relied upon such Member’s own independent appraisal and investigation, and the advice of such Member’s own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company and (z) such Member will continue to bear sole responsibility for making its own independent evaluation and monitoring of the risks of its investment in the Company.
Section 6.2    Additional Representations and Warranties.
(a)     Due Organization; Power and Authority, etc. Each Member represents and warrants that it is a limited liability company or corporation duly organized, validly existing and in good standing under the laws of its organization. Each Member further represents and warrants that it has all necessary organizational power and authority to enter into this Agreement and to carry out the transactions contemplated herein.
(b)     Authorization; Enforceability. All actions required to be taken by or on behalf of each Member to authorize it to execute, deliver and perform its obligations under this Agreement have been taken, and this Agreement constitutes the valid and binding obligation of such Member, enforceable against such Member in accordance with its terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.
(c)     Compliance with Laws and Other Instruments. The execution and delivery of this Agreement and the consummation by each Member of the transactions contemplated hereby and thereby in the manner contemplated hereby and thereby do not and will not conflict with, or result in a breach of any terms of, or constitute a default under, any agreement or instrument or any statute, law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority which is applicable to such Member or by which such Member or any material portion of its properties is bound, except for conflicts, breaches and defaults that, individually or in the aggregate, will not have a material adverse effect upon the financial condition, business or operations of such Member or upon such Member’s ability to enter into and carry out its obligations under this Agreement.
(d)     Executing Parties. The person executing this Agreement on behalf of each Member has full power and authority to bind such Member to the terms hereof.
Section 6.3     Certain Members. Notwithstanding anything to the contrary contained     herein, the representations and warranties under this Article VI shall be deemed not to be made to Members not executing this Agreement or a joinder agreement to this Agreement.
ARTICLE VII
CAPITAL ACCOUNTS; CAPITAL CONTRIBUTIONS
Section 7.1     Capital Accounts. A separate capital account (a “Capital Account”) shall be established and shall be maintained for each Member in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv) and this Article VII shall be interpreted and applied in a manner consistent with such regulations. The balance in each Member’s Capital Account at the Effective Time is set forth on Schedule A.
Section 7.2     Adjustments to the Capital Accounts. As of the end of each Accounting Period, the balance in each Member’s Capital Account shall be adjusted by (i) increasing such balance by (A) such Member’s allocable share of Net Profit (allocated in accordance with Section 8.1) and (B) the amount of cash and the Fair Market Value of any property (as of the date of the contribution thereof and net of any liabilities encumbering such property) contributed to the Company by such Member during such Accounting Period, if any, and (ii) decreasing such balance by (A) the amount of cash and the Fair Market Value of any property (as of the date of the distribution thereof and net of any liabilities encumbering such property) distributed to such Member during such Accounting Period and (B) such Member’s allocable share of Net Loss (allocated in accordance with Section 8.1). Each Member’s Capital Account shall be further adjusted with respect to any special allocations pursuant to Section 8.2. The Company may adjust the Capital Accounts of its Members, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f), to reflect revaluations (including any unrealized income, gain or loss) of the Company’s property (including intangible assets such as goodwill), whenever it issues additional Interests, or whenever the adjustments would otherwise be permitted under such Treasury Regulations. In the event that the Capital Accounts of the Members are so adjusted, (i) the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property as set forth in clause (e)(i) of the definition of “Net Profits” and “Net Losses” in Section 1.1, and (ii) the Members’ distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Section 704(c) of the Code and Section 8.4(a) of this Agreement. The Capital Accounts shall be maintained for the sole purpose of allocating items of income, gain, loss and deductions among the Members and shall have no effect on the amount of any distributions to any Member in liquidation or otherwise. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Treasury Regulations, and the Company shall be permitted to adjust the Capital Accounts of the Members in a manner consistent with such Treasury Regulations. Without limiting the other rights and duties of a transferee of an Interest pursuant to this Agreement, in the event of a permitted sale or exchange of an Interest, (i) the Capital Account of the transferor will become the Capital Account of the transferee to the extent it relates to the transferred Interest in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv), and (ii) the transferee will be treated as the transferor for purposes of allocations and distributions pursuant to Articles VIII, IX and XIII to the extent that such allocations and distributions relate to the transferred Interest.
Section 7.3     Capital Contributions. Each Member that has made (or, with respect to the Units purchased from the Company pursuant to the Purchase Agreement, has been deemed to make, or with respect to the Units purchased from the Original Members, was made by those from whom such Member acquired its Units) a Capital Contribution on or prior to the effective date of the First Amended and Restated Agreement is listed on Schedule A with the amount of such Capital Contribution set forth opposite each Member’s name. Any contributions of property to the Company after such effective date shall be valued at their Fair Market Value.
Section 7.4    Additional Capital Contributions.
(a)     The Board may request that each Member contribute additional capital to the Company from time to time to the extent approved pursuant to Section 5.1(a)(iii)(B) (a “Capital Call”), in each case, in an amount equal, for each Member, to its Percentage Interest of the total Capital Call (for each Member, its “Capital Call Amount”). Upon the Board’s determination to make a Capital Call, the Company shall deliver written notice to each Member (each a “Capital Call Notice”), stating such Member’s Capital Call Amount, the wire transfer instructions for transfer of its Capital Call Amount, the date by which its Capital Call Amount must be received (which shall in no event be earlier than fifteen (15) days following the date of the Capital Call Notice) and the Equity Value as of the date of the Capital Call. Each Member will have the right, but not the obligation, to participate in such Capital Call by delivering notice to the Company of its election to do so, which notice shall be delivered no later than ten (10) Business Days following receipt of the Capital Call Notice. Any Member electing to participate shall contribute its Capital Call Amount by wire transfer of immediately available funds in accordance with the corresponding Capital Call Notice, on or before the date stated in such Capital Call Notice.
(b)    If for any reason any Member elects not to or fails to timely contribute its full Capital Call Amount pursuant to a Capital Call Notice (such Member, a “Non-Contributing Member”), the Company shall notify the other Member (the “Contributing Member”) of such election or failure and state the amount that the Non-Contributing Member elected not to or failed to contribute (the “Makeup Contribution Amount”). If any Member is a Non-Contributing Member with respect to a Capital Call, then the Contributing Member may elect to (i) receive the return of any unmatched Capital Contribution made by it in respect of such Capital Call, (ii) convert any unmatched Capital Contribution made by it in respect of such Capital Call into a loan to the Company on the terms set forth in Section 7.4(c) (any such loan, a “Priority Loan”), or (iii) contribute to the Company the Makeup Contribution Amount or any portion thereof in addition to the Contributing Member’s Capital Call Amount contributed pursuant to the Capital Call Notice for such Capital Call, in which case the provisions of Section 7.4(d) shall apply to the Makeup Contribution Amount or portion thereof so contributed.

(c)     All Priority Loans shall bear interest on the outstanding principal amount thereof at an interest rate equal to the lesser of (i) eight percent (8%) per annum, or (ii) the maximum rate permitted by applicable law. All Priority Loans shall compound annually to the extent unpaid. Accrued interest on all amounts advanced under a Priority Loan shall be payable on each annual anniversary of the date such amounts are advanced. All Priority Loans shall be repaid in full prior to any distributions of Distributable Amounts to the Members under Article IX. In any event, each Priority Loan shall in all events mature five (5) years after the date it is funded. If more than one Priority Loan is outstanding, then repayment of all Priority Loans shall be made in the reverse order in which such Priority Loans were made (e.g., the most recent Priority Loan shall be repaid prior to repayment of the next most recent Priority Loan). Payments of Priority Loans shall be applied first to payment of outstanding interest and then to principal until all amounts due thereunder have been paid in full. Priority Loans shall be pre-payable, in whole or in part, at any time or from time to time, without penalty. Priority Loans shall be obligations of the Company and no Member shall be liable for repayment of any Priority Loan or any interest thereon.
(d)     If the Contributing Member has elected to proceed under clause (iii) of the second sentence of Section 7.4(b), then notwithstanding any other provision of this Agreement to the contrary, upon the Contributing Member’s contribution to the Company of the Makeup Contribution Amount or any portion thereof in addition to the Contributing Member’s Capital Call Amount contributed pursuant to the Capital Call Notice for such Capital Call, the Company shall issue to the Contributing Member that number of additional Units equal to the quotient of (i) the Makeup Contribution Amount (or the portion thereof, if applicable) contributed by the Contributing Member in respect of the Non-Contributing Member’s failure or election not to contribute in accordance with such Capital Call, divided by (b) the Equity Value as of the Capital Call date stated in the Capital Call Notice
(e)     Except as provided in Section 7.4(d), no additional Units shall be issued in connection with any contributions of additional capital to the Company by or on behalf of the Members pursuant to the foregoing provisions of this Section 7.4.
(f)    Unless a Member elects to contribute its Capital Call Amount pursuant to a Capital Call Notice, no Member shall be required to make any additional Capital Contributions to the Company.
(g)     The provisions of this Section 7.4 are intended solely to benefit the Members and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third party beneficiary of this Agreement), and no Member shall have any duty or obligation to any creditor of the Company to make any additional capital contributions or to cause the Board to consent to the making of additional capital contributions.

Section 7.5     Negative Capital Accounts. Except as required by law, no Member shall be required to make up a negative balance in its Capital Account, whether to the Company or any other Member or for the benefit of any creditor of the Company.
ARTICLE VIII
ALLOCATIONS
Section 8.1    Book Allocations of Net Profit and Net Loss.
(a)     Subject to, and after applying, Section 8.2, and subject to the terms of any other agreement of the Members, Net Profit and Net Loss, as the case may be (and to the extent determined by the Board to be necessary and appropriate to achieve the resulting Economic Capital Account balances described in this Section 8.1(a) but without causing (by virtue thereof) any Interest to be construed as a guaranteed payment under Code Section 707, any allocable items of gross income, gain, loss and expense includable in the computation of Net Profits and Net Loss), shall be allocated among the Members in such ratio or ratios as may be required to cause the balances of the Members’ Economic Capital Accounts to equal, as nearly as possible, their Target Balances, consistent with the provisions of Section 8.1(b).
(b)     The allocation provisions contained in this Article VIII are intended to comply with Code Sections 704(b) and 704(c) and the Treasury Regulations promulgated thereunder and shall be interpreted and applied in a manner consistent therewith.
Section 8.2    Special Book Allocations.
(a)     Qualified Income Offset. If any Member unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) and such adjustment, allocation or distribution causes or increases a deficit in such Member’s Economic Capital Account (a “Deficit”), items of gross income and gain for such Accounting Period and each subsequent Accounting Period shall be specifically allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Deficit of such Member as quickly as possible; provided that an allocation pursuant to this Section 8.2(a) shall be made only if and to the extent that such Member would have a Deficit after all other allocations provided for in this Article VIII have been tentatively made as if this Section 8.2(a) were not in this Agreement. This Section 8.2(a) is intended to comply with the qualified income offset provision of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.
(b)     Partnership Minimum Gain. Except as otherwise provided in Treasury Regulations Section 1.704-2(f), if there is a net decrease in Partnership Minimum Gain during any Accounting Period, each Member shall be specially allocated items of Company income and gain for such Accounting Period in proportion to, and to the extent of, an amount equal to the portion of such Member’s share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). This Section 8.2(b) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(c)     Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the Members in accordance with their Units. For purposes of this Section 8.2(c), the term “Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).
(d)     Member Nonrecourse Debt. Notwithstanding any other provisions of this Article VIII to the extent required by Treasury Regulations Section 1.704-2(i), any items of income, gain, deduction and loss of the Company that are attributable to a nonrecourse debt of the Company that constitutes Member Nonrecourse Debt (including chargebacks of Member Nonrecourse Debt Minimum Gain, as defined below) shall be allocated in accordance with the provisions of Treasury Regulations Section 1.704-2(i). This Section 8.2(d) is intended to satisfy the requirements of Treasury Regulations Section 1.704-2(i) (including the partner nonrecourse debt chargeback requirements) and shall be interpreted and applied in a manner consistent therewith.
(e)     Gross Income Allocation. If any Member has a negative Economic Capital Account at the end of any Fiscal Year, such Member shall be allocated items of Company income and gain in the amount of such deficit as quickly as possible; provided that an allocation pursuant to this Section 8.2(e) shall be made only if and to the extent that such Member would have a negative Economic Capital Account after all other allocations provided for in this Section 8.2 (other than Section 8.2(a)) have been tentatively made as if this Section 8.2(e) were not in this Agreement.
Section 8.3     Transfer of Interests. In the event of a Transfer of Interests in the Company in accordance with the provisions of this Agreement, subject to compliance with Code Section 706 and the regulations promulgated thereunder, items of income, gain, loss and deduction shall be allocated between the transferor and the transferee in accordance with an interim closing of the books as of the close of the date of the Transfer to the extent consistent with Code Sections 706(d)(2) and 706(d)(3), or pursuant to such other method agreed to by the transferor and the transferee and reasonably acceptable to the Tax Matters Member.
Section 8.4     Certain Tax Matters.
(a)     Tax Allocations. The income, gains, losses, credits and deductions recognized by the Company shall be allocated among the Members, for U.S. federal, state and local income tax purposes, to the extent permitted under the Code and the Treasury Regulations, in the same manner that each such item is allocated to the Members’ Capital Accounts. Notwithstanding the foregoing, the Board may adjust such allocations so long as such adjusted allocations have substantial economic effect or are in accordance with the Members’ Interests, in each case within the meaning of the Code and the Treasury Regulations. In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property of the Company that is reflected in the Capital Accounts at a book value that is different from its adjusted basis for tax purposes (whether due to contribution or revaluation) shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for U.S. federal income tax purposes and its fair market value at the time of contribution or revaluation. Section 704(c) of the Code shall be administered with respect to property contributed to the Company by a Member or any revaluation due to the capital contributions of either Member in accordance with the remedial method of Treasury Regulation Section 1.704-3(d). All other matters concerning allocations for U.S. federal, state and local and non-U.S. income tax purposes, including Code Section 704(c) allocation methods and other accounting procedures, not expressly provided for by the terms of this Agreement shall be determined by the Board.
(b)     Member Notification Requirements. No Member shall knowingly assert a position in respect of matters relating to the Company’s income, gain, loss, deduction, or credit under the Code, which such Member knows to be inconsistent with the tax returns prepared with respect to the Company or otherwise to be materially adversely prejudicial to the Company, unless in either case (i) such position is consistent with the provisions of this Agreement, and (ii) such Member provides written notice thereof to the Company at least fifteen (15) days before taking such position. The cost of any audits or adjustments of a Member’s tax return shall be borne solely by the affected Member. Each Member shall promptly upon request furnish to the Company any information that the Company may reasonably request in connection with any election or contemplated election or adjustment under Section 734, 743 or 754 of the Code or with filing the tax returns of the Company or any Subsidiary thereof.
ARTICLE IX
DISTRIBUTIONS
Section 9.1     Distributions Generally.
(a)     This Section provides for the distribution of certain amounts to the Members. The term “Distributable Amount” means (A) upon the occurrence of an Exit Event, all amounts held by the Company immediately following such Exit Event reduced by existing liabilities and expenses of the Company and a reasonable reserve for future liabilities and expenses; and (B) at any other time determined by the Board, the then applicable undistributed Target Distribution or such other amounts approved pursuant to Section 5.1(a)(iii)(C). Subject to Section 7.4(c) and the other provisions of this Section 9.1, all Distributable Amounts shall be distributed, in connection with the occurrence of an Exit Event, concurrently with or promptly following the consummation of such Exit Event, and in all other cases, at least annually, at such time as determined by the Board in its sole discretion, to the Members on a pro rata basis in accordance with their respective Percentage Interests.
(b)      In the event that an Exit Event is structured as a sale of Interests by the Members, rather than a distribution of proceeds by the Company, the purchase agreement governing such sale will have provisions therein that replicate, to the greatest extent possible, the economic result which would have been attained under this Article IX had the Exit Event been structured as a sale of the Company’s assets and a distribution of proceeds thereof to the Members (or modifications will be made to this Agreement to accomplish this result).
Section 9.2     Distributions In Kind. In the event of a distribution of Company property, such property shall for all purposes of this Agreement be deemed to have been sold at its Fair Market Value and the proceeds of such sale shall be deemed to have been distributed to the Members.

Section 9.3     No Withdrawal of Capital. Except as otherwise expressly provided in Article XIII or this Article IX, no Member shall have the right to withdraw capital from the Company or to receive any distribution or return of such Member’s Capital Contributions.
Section 9.4     Withholding; Payment of Member Taxes by the Company.
(a)     Each Member shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each Person who is or who is deemed to be the responsible withholding agent for U.S. federal, state or local income tax purposes against all claims, liabilities and expenses of whatever nature (but, in each case, excluding any penalties and accrued interest that results from such Person’s fraud, willful misfeasance, bad faith or gross negligence) solely relating to such Person’s obligation to withhold and to pay over any U.S. federal, state, or local income taxes imposed on such Member and the employee’s share of social security, Medicare, and federal unemployment taxes imposed on such Member.
(b)     Notwithstanding any other provision of this Article IX, (i) each Member hereby authorizes the Company to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Company or any of its Affiliates with respect to such Member or as a result of such Member’s participation in the Company (including where required by the Revised Partnership Audit Provisions) and (ii) if and to the extent that the Company shall be required to withhold or pay any such taxes (including any amounts withheld from amounts payable to the Company to the extent attributable, in the judgment of the Board, to such Member’s Interest), such Member shall be deemed for all purposes of this Agreement to have received a payment from the Company as of the time such withholding or tax is required to be paid, which payment shall be deemed to be a distribution with respect to such Member’s Interest to the extent that the Member (or any successor to such Member’s Interest) is then entitled to receive a distribution. To the extent that the aggregate of such payments to a Member for any period exceeds the distributions to which such Member is entitled for such period, such Member shall make a prompt payment to the Company of such amount.
(c)     If the Company makes a distribution in kind and such distribution is subject to withholding or other taxes payable by the Company on behalf of any Member, such Member shall make a prompt payment to the Company of the amount of such withholding or other taxes by wire transfer.
Section 9.5    Restrictions on Distributions.
(a)     The Company shall not make a distribution of property in kind to a Member which results in the recognition of taxable income to a Member under Section 704(c)(1)(B) of the Code or Section 737(a) of the Code without the prior written consent of the Member who would be required to recognize such taxable income as a result thereof.
(b)     Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its Interest in the Company if such distribution would violate Section 7-80-606 of the Colorado Act or other applicable law.

Section 9.6    Offset. Notwithstanding anything in this Article IX to the contrary, to the extent there has been a final judicial determination under the Purchase Agreement that a Member (the “Owing Member”) (a) owes any amount to the Company in respect of any Loss incurred by the Company, or (b) owes any amount to the other Member in respect of any Loss incurred by such other Member, and such amount has remained outstanding for sixty (60) days, then upon the request of the other Member, the Company shall set aside any distribution that would otherwise be made to the Owing Member under this Agreement and, in the case of (b), deliver such set aside amount to the other Member, until all such amounts owed by the Owing Member to the Company or the other Member, as applicable, have been reduced to zero (giving effect to any other payments made by the Owing Member to the Company or the other Member, as applicable).
ARTICLE X
BOOKS AND RECORDS
Section 10.1    Books and Records; Reports.
(a)     At all times during the continuance of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company and its Subsidiaries that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company’s business in accordance with accounting principles approved by the Board from time to time. Such books of account, together with a copy of this Agreement and the Articles and such other books and records as may be required by the Colorado Act, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representative for any purpose reasonably related to such Member’s Interest.
(b)     Within thirty (30) days after the end of each calendar quarter, the Company shall furnish to each Member a copy of the consolidated income statement, cash flow statement and the balance sheet of the Company and its Subsidiaries for such quarter. Within seventy-five (75) days after the close of each calendar year, the Manager shall furnish to each Member a copy of the consolidated income and loss statement, cash flow statement, and the balance sheet of the Company and its Subsidiaries for such calendar year.
Section 10.2    Filings of Returns and Other Writings; Tax Matters Member.
(a)     The Company shall timely file all Company tax returns and all other tax filings required by any governmental authority having jurisdiction to require such tax filing. The Company shall furnish to each Member an estimated U.S. Internal Revenue Service Form 1065, Schedule K-1 with respect to such Member no later than March 31st following each Tax Year and a final U.S. Internal Revenue Service Form 1065, Schedule K-1 with respect to such Member no later than September 15th following each Tax Year and will use commercially reasonable efforts to provide Members with the information necessary for each Member to calculate its obligation to make estimated payments of income taxes related to the ownership of such Member’s Units on a timely basis.

(b)     (i) DMC shall be designated as the “partnership representative” (as defined in Section 6223(a) of the Code) of the Company. The partnership representative, as so designated, shall each be referred to herein as the “Tax Matters Member.”
(i)     Each Member hereby consents to such designations and agrees that upon the request of the Tax Matters Member, such Member will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent
     (ii)     Any Member entering into a settlement agreement with the Internal Revenue Service (the “IRS”) that concerns a Company item shall notify the other Members of such settlement agreement and its terms within fifteen days after the date thereof.

(iii)     The Tax Matters Member shall give prompt notice to the Members upon receipt of written notice that the IRS or other taxing authority intends to examine any income tax return, or records or books of the Company. During any Company income tax audit or other income tax controversy with any governmental authority, the Tax Matters Member shall keep the Members informed of all material facts and developments on a reasonably prompt basis (including, without limitation, whether it intends to file for judicial review with respect to any final administrative adjustment relating to the Company and including providing copies of all documents received by the Tax Matters Member in its capacity as such from a taxing authority).
(iv)     The Tax Matters Member shall be supervised by, and serve at the direction of, the Board. The Tax Matters Member, as directed by the Board, has the power to represent and bind the Company in each audit conducted by any taxing authority, including without limitation the power and authority, (i) to make an election under Section 6226 of the Code (as amended by the Revised Partnership Audit Provisions) and any Treasury Regulations promulgated in accordance therewith and (ii) to take, and to cause the Company to take, all actions necessary or convenient to give effect to such an election. Each Member agrees to take all actions that the Tax Matters Member determines are necessary in connection with an audit, including without limitation (A) providing any information in such Member’s possession reasonably requested in connection with any tax audit or related proceeding (which information may be freely disclosed to the IRS or other relevant taxing authorities), (B) paying all liabilities attributable to such Member as the result of an election under Section 6226 of the Code (as amended by the Revised Partnership Audit Provisions), and (C) filing any amended returns that the Tax Matters Member determines to be necessary or appropriate to reduce an imputed underpayment under Section 6225(c) of the Code (as amended by the Revised Partnership Audit Provisions) and paying all liabilities associated with such an amended return. The Tax Matters Member may employ tax counsel to represent the Company in connection with any audit or investigation of the Company by the IRS and in connection with all subsequent administrative and judicial proceedings arising out of such audit.
(c)     Promptly following the written request of the Tax Matters Member, the Company shall, to the fullest extent permitted by applicable law, reimburse and indemnify the Tax Matters Member for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Tax Matters Member, in its capacity as such, in connection with any administrative or judicial proceeding with respect to the tax liability of the Members in general and not with respect to the individual tax liability of the Tax Matters Member in its capacity as a Member, except to the extent arising from the bad faith, gross negligence, willful violation of law, fraud or breach of this Agreement by such Tax Matters Member.
(d)     The provisions of this Section 10.2 shall survive the termination of the Company or the termination of any Member’s Interest and shall remain binding on the Members for as long a period of time as is necessary to resolve with the IRS or any other taxing authority any and all matters regarding the taxation of the Company or the Members.
Section 10.3    Accounting Method. For tax reporting purposes, the Company shall report under the accrual method of accounting.
Section 10.4    Section 754 Election. The Company will elect, pursuant to Section 754 of the Code, to adjust the basis of the Company’s assets as provided in Sections 734 and 743 of the Code.
Section 10.5    Combined Group Taxes. If the DMC Members (or any of its direct or indirect owners) are obligated to pay taxes attributable to the Company’s assets or operations as a result of the DMC Members and the Company being treated as members of a combined, consolidated, unitary or other group of Entities, then the Company shall reimburse the DMC Members for the amount of taxes paid that are attributable to the Company, which amount shall equal the amount of taxes the Company would pay if it were not included in any combined, consolidated, unitary or other group but instead were taxed on a stand-alone basis. Any amount paid to the DMC Members pursuant to this Section 10.4 shall be treated as a reimbursement for amounts paid on behalf of the Company and shall not be treated as a distribution to the DMC Members for purposes of Section 9.1 (including pursuant to Section 13.2). Until paid, the amount due from the Company pursuant hereto shall bear interest at a rate of eight percent (8%) per annum.
ARTICLE XI
LIABILITY, EXCULPATION AND INDEMNIFICATION
Section 11.1    Liability. Except as otherwise provided by the Colorado Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.
Section 11.2    Exculpation. No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence, willful misconduct or willful breach of this Agreement.

Section 11.3    Fiduciary Duty. Any duties (including fiduciary duties) of a Covered Person to the Company or to any other Covered Person that would otherwise apply at law or in equity are hereby eliminated to the fullest extent permitted under the Colorado Act and any other applicable law; provided that (a) the foregoing shall not eliminate the obligation of each Covered Person to act in compliance with the express terms of this Agreement and (b) the foregoing shall not be deemed to eliminate the implied contractual covenant of good faith and fair dealing. A Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement.
Section 11.4    Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be indemnified, held harmless and defended by the Company from and against any and all losses, damages, claims, liabilities (whether joint or several), expenses (including legal fees and expenses), judgments, fines and other amounts paid in settlement incurred or suffered by such Covered Person, as a party or otherwise, in connection with any threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the Covered Person’s status as a current or former Director, Member, Officer, or Tax Matters Member regardless of whether the Covered Person retains such status at the time any such loss, damage, claim, liability, expense, judgment, fine or other amount paid in settlement is incurred or suffered or by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner believed to be within the scope of authority conferred on such Covered Person by this Agreement, and, with respect to any criminal proceeding, where such Covered Person had no reasonable cause to believe that such conduct was unlawful, except that no Covered Person shall be entitled to be indemnified, held harmless or defended by the Company in respect of any loss, damage, claim, liability, expense, judgment, fine or other amount paid in settlement incurred or suffered by such Covered Person by reason of such Covered Person’s or any Related Party of such Covered Person’s gross negligence, willful misconduct or willful breach of this Agreement with respect to such acts or omissions; provided that any indemnity under this Section 11.4 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof. The termination of any action, suit or proceeding by judgment, order, settlement or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that a Covered Person acted in a manner contrary to the standards specified in this Section 11.4. No Covered Person shall be denied indemnification, in whole or in part, under this Section 11.4 merely because the Covered Person had an interest in the transaction with respect to which the indemnification applies, if the transaction was not otherwise prohibited by the terms of this Agreement and the conduct of the Covered Person satisfies the conditions set forth in this Agreement. The indemnification provided by this Section 11.4 shall be in addition to any other rights to which any Covered Person may be entitled under any other agreement, as a matter of law or otherwise, and shall inure to the benefit of the heirs, legal representatives, successors, assigns and administrators of the Covered Person.
Section 11.5    Expenses. To the fullest extent permitted by applicable law, expenses (including, without limitation, reasonable attorneys’ fees, disbursements, fines and amounts paid in settlement) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding relating to or arising out of their performance of their duties on behalf of the Company shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that the Covered Person is not entitled to be indemnified as authorized in Section 11.4; provided, however, that in such instance such Covered Person is not defending a claim, demand, action, suit or proceeding commenced against such Covered Person by the Company itself.
Section 11.6     Indemnification Procedures.
(a)     Within thirty (30) days after receipt by any Covered Person of notice of the commencement of any action that may result in a claim for indemnification pursuant to Section 11.4, the Covered Person shall notify the Company in writing of such action; provided, however, that the omission so to notify the Company shall not relieve the Company of any liability for indemnification pursuant to Section 11.4 as to the particular item for which indemnification may then be sought (except to the extent that the failure to give notice shall have been materially prejudicial to the Company).
(b)    The Covered Person shall have the right to employ separate counsel in any action as to which indemnification may be sought under any provision of this Agreement and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Covered Person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense thereof without reservation and employ counsel within a reasonable period of time after being given the notice required above, or (iii) the named parties to any such action (including any impleaded parties) include both the Covered Person and the Company and the Covered Person shall have been advised by his, her or its counsel that representation of the Covered Persons and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for all the Covered Persons having actual or potential differing interests with the Company.
(c)     The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with such written consent, or if there is a final judgment against the Covered Person in any such action, the Company agrees to indemnify and hold harmless the Covered Person to the extent provided above from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.
Section 11.7    Directors’ and Officers’ Indemnity Insurance Coverage. The Company shall maintain, and shall cause its direct and indirect subsidiaries to maintain, directors’ and officers’ indemnity insurance coverage reasonably satisfactory to the Board.
Section 11.8    Severability; Survival. To the fullest extent permitted by applicable law, if any portion of this Article shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Director or Officer and may indemnify each employee or agent of the Company as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated. The indemnification obligations set forth in this Article XI shall survive the termination of this Agreement.
ARTICLE XII
TRANSFERS OF INTERESTS
Section 12.1     Restrictions on Transfers of Interests. No Restricted Member may Transfer (including, without limitation, to any other Member, or by gift, or by operation of law or otherwise) any Interests or any direct or indirect beneficial ownership of any Interests; provided, that, subject in each case to Section 12.4, Interests may (or shall, as the case may be) be Transferred by the Restricted Members (a) pursuant to Section 12.2 (“Estate Planning Transfers; Transfers upon Death”), (b) in accordance with Section 12.5 (“Involuntary Transfers”), (c) pursuant to Section 12.8 (“Right of First Refusal and Drag-Along Right”), (d) pursuant to Section 12.9, in connection with the formation of Newco (as defined in Section 12.9(b)) in anticipation of an IPO, (e) pursuant to Section 12.10 (“Put/Call Rights”) and (f) pursuant to the prior written approval of the Board and the DMC Members in their sole and absolute discretion. The Restricted Members may not pledge, grant a security interest in or otherwise encumber or hypothecate (a “Hypothecation”) any portion of such Member’s Interest without the prior written approval of the Board and the DMC Members in their sole and absolute discretion.
Section 12.2    Estate Planning Transfers; Transfers upon Death. Interests held by Munera may be Transferred for estate planning purposes of Munera to (a) a trust under which the distribution of the Interests may be made only to beneficiaries who are Munera, his spouse, members of his immediate family or his lineal descendants, (b) a charitable remainder trust, the income from which will be paid to Munera during his life, (c) a corporation, the shareholders of which are only Munera, his spouse, members of his immediate family or his lineal descendants or (d) a partnership or limited liability company, the partners or members of which are only Munera, his spouse, members of his immediate family or his lineal descendants. Interests held by Munera may be transferred by will or as a result of the laws of descent and distribution, provided that any heirs, executors or other beneficiaries shall remain subject to the terms of this Agreement as if Munera continued to hold the Interests directly.
Section 12.3     Effect of Assignment. The Company shall, from the effective date of any Transfer of an Interest (or part thereof) permitted under this Article XII, thereafter pay all further distributions on account of such Interest (or part thereof) to the transferee of such Interest (or part thereof); provided, that such transferee shall have no rights or powers as a Member unless such transferee complies with Section 12.6.
Section 12.4    Overriding Provisions.
(a)     Any Transfer or Hypothecation of any Interest in violation of this Article XII shall be null and void ab initio and of no force or effect, and the provisions of Section

12.3 shall not apply to any such Transfer or Hypothecation. The approval of any Transfer or Hypothecation of any Interest in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance.
(b)     All Transfers of Interests permitted under this Article XII are subject to this Section 12.4 and Sections 12.6 and 12.7.
(c)     Any proposed Transfer of Interests by a Member pursuant to the terms of this Article XII shall, in addition to meeting all of the other requirements of this Agreement, satisfy the following conditions: (i) the Transfer will not be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof,” as such terms are used in Treasury Regulations Section 1.7704-1, and, at the request of the Board, the transferor and the transferee will have each provided the Company a certificate to such effect; and (ii) the proposed Transfer will not result in the Company having more than 99 Members, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) and will not result in the Company being taxed as a corporation for U.S. tax purposes (determined pursuant to the rules of Treasury Regulations Section 1.7704-1(h)(3)). The Board may in its sole and absolute discretion waive the condition set forth in clause (ii) of this Section 12.4(c).
(d)     The Board shall promptly amend Schedule A to reflect any Transfers of Interests permitted under this Article XII.
Section 12.5    Involuntary Transfers.
(a)     Any Transfer of title or beneficial ownership of Interests upon default, foreclosure, forfeit, divorce, court order or otherwise than by a voluntary decision on the part of a Restricted Member (each, an “Involuntary Transfer”), in each case to a third party that is not a Restricted Member, shall be void unless the Restricted Member complies with this Section 12.5 and enables the Company to exercise in full its rights hereunder. Upon the Involuntary Transfer of any Interests, the Company shall have the right to purchase such Interests pursuant to this Section 12.5 and the Person to whom such Interests have been Transferred (the “Involuntary Transferee”) shall have the obligation to sell such Interests in accordance with this Section 12.5. Upon the Involuntary Transfer of any Interests, such Restricted Member shall promptly (but in no event later than two (2) Business Days after such Involuntary Transfer) furnish written notice to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the Involuntary Transferee, giving a reasonably detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer. Upon the receipt of the notice described in the preceding sentence, and for ninety (90) days thereafter, the Company shall have the right to purchase, and the Involuntary Transferee shall have the obligation to sell, all or any portion of the Interests acquired by the Involuntary Transferee for a purchase price equal to the lesser of (i) the Fair Market Value of such Interests and (ii) the amount of the indebtedness or other liability that gave rise to the Involuntary Transfer plus the excess, if any, of the Carrying Value of such Interests over the amount of such indebtedness or other liability that gave rise to the Involuntary Transfer.
(b)     The Company shall have the right to assign to the DMC Members (or their designees), all or any portion of its rights and obligations under Section 12.5(a), provided that any such assignment or assumption is accepted by the DMC Members (or their designees).

If the Company has not exercised its right to purchase Interests pursuant to Section 12.5(a) within fifteen (15) days of receipt by the Company of the letter, notice or other occurrence giving rise to such rights, then the DMC Members shall have the right to require the Company to assign such rights. The DMC Members shall have the right to assign to one or more of its Affiliates all or any of their rights to purchase Interests pursuant to this Section 12.5(b).
Section 12.6    Substitute Members.
(a)     In the event any Member Transfers its direct Interest in the Company in compliance with the other provisions of this Article XII, the transferee thereof shall have the right to become a substitute Member, but only upon satisfaction of the following:
(i)     execution of such instruments as the Board deems reasonably necessary or desirable to effect such substitution; and
(ii)     acceptance and agreement in writing by the transferee of such Interest to be bound by all of the terms and provisions of this Agreement and assumption of all obligations under this Agreement (including breaches hereof) applicable to the transferor and in the case of a transferee of any individual Member who resides in a state with a community property system, such transferee causes his or her spouse, if any, to execute a Spousal Waiver in the form of Exhibit B attached hereto. Upon the execution of the instrument of assumption by such transferee and, if applicable, the Spousal Waiver by the spouse of such transferee, such transferee shall enjoy all of the rights and shall be subject to all of the restrictions and obligations of the transferor of such Interest.
(b)     The Board will ensure that notice of the admission of any substitute members is given to the Secretary of the Company, so that they may make the required amendments to Schedule A hereto.
(c)     Notwithstanding anything herein to the contrary, in no event shall a transferee of Interests from a Munera Member, even if such transferee is admitted as a member, receive rights to appoint Directors to the Board pursuant to Section 5.1(b)(2)(B) or otherwise.
Section 12.7    Release of Liability. In the event any Member shall Transfer such Member’s entire Interest in the Company (other than pursuant to Sections 12.8 or 12.10) in compliance with the provisions of this Agreement, including, without limitation, pursuant to Section 12.5, without retaining any interest therein, directly or indirectly, then the transferring Member shall, to the fullest extent permitted by applicable law, be relieved of any further liability arising hereunder for events occurring from and after the date of such Transfer.
Section 12.8    Right of First Refusal and Drag-Along Right.
(a)     If at any time after the Effective Date, the DMC Members or the Munera Member (as applicable, the “Selling Member”) proposes to Transfer all but not less than all of the Units it then holds (the “Offered Units”) in a Qualifying Transaction, the Selling Member shall first offer to sell its Units to the Munera Member or the DMC Members (as applicable, the “Other Member”). The Selling Member shall, within five Business Days of receipt of an offer from the proposed counterparty to the Qualifying Transaction (the “Third

Party”) that it desires to accept, give written notice (the “Selling Member Notice”) to the Company and the Other Member stating that it has received a bona fide offer from a Third Party and specifying: (x) the name of the Third Party, (y) the per Unit purchase price and the other material terms and conditions of the Qualifying Transaction, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof and (z) the proposed date, time and location of the closing of the Qualifying Transaction, which shall not be less than sixty (60) Business Days from the date of the Offering Member Notice. The Selling Member Notice shall constitute the Selling Member’s offer to Transfer its Offered Units to the Other Member on the terms set forth in the Selling Member Notice, which offer shall be irrevocable until the end of the ROFR Notice Period (as defined below). By delivering the Selling Member Notice, the Selling Member represents and warrants to the Company and the Other Member that: (x) the Selling Member has full right, title and interest in and to the Offered Units, (y) the Selling Member has all necessary power and authority and has taken all necessary action to sell such Offered Units as contemplated by this Section 12.8(a) and (z) the Offered Units are free and clear of any and all liens other than those arising as a result of or under the terms of this Agreement. Upon receipt of the Selling Member Notice, the Other Member shall have thirty (30) Business Days (the “ROFR Notice Period”) to elect to purchase all (and not less than all) of the Offered Units by delivering a written notice (a “ROFR Offer Notice”) to the Selling Member and the Company stating that it offers to purchase such Offered Units on the terms specified in the Selling Member Notice. If the Other Member is the DMC Members, the DMC Members may offer DMC Series A Preferred Stock as the consideration for such purchase, and such DMC Series A Preferred Stock shall be valued at the Option Share Issue Price for the purposes of this Section 12.8(a). Any ROFR Offer Notice shall be binding upon delivery and irrevocable by the Other Member. If the Other Member does not deliver a ROFR Offer Notice during the ROFR Notice Period, it shall be deemed to have waived all of its rights to purchase the Offered Units under this Section 12.8(a), and the Offering Member shall thereafter be free to sell the Offered Units to the Third Party specified in the Offer Notice, on the terms set forth in the Offer Notice, without any further obligation to such Member pursuant to this Section 12.8(a) if such sale to the Third Party occurs within forty (40) Business Days of the expiration of the ROFR Notice Period.
(b)     If the Other Member does not deliver a ROFR Offer Notice during the ROFR Notice Period, the Selling Member shall have the right, upon written notice to the Other Member delivered not less than the earlier of the expiration of the ROFR Notice Period and twenty (20) Business Days prior to the proposed closing (the “Drag Notice”), to require that the Other Member sell all of its Units on substantially the same (and no less favorable) terms (including with respect to representations, warranties and indemnification) as the Selling Member; provided, that representations and warranties relating specifically to any Member shall only be made by that Member and any indemnification provided by the Members (other than in respect of representations and warranties relating to any such Member’s title to or ownership of the Units being sold by such Member in the proposed sale and such Member’s authority, power and right to enter into and consummate such transaction without violating any other agreement or legal requirement) shall be based on the relative purchase price being received by each Member in the proposed sale, either on a several, not joint, basis or solely with recourse to an escrow established for the benefit of the proposed purchaser. For purposes of this Section 12.8(b), for each Member, “joining” the Selling Member in such Qualifying Transaction shall include voting its Interests consistently with the Selling Member, transferring its Interests to a corporation organized in anticipation of such sale in exchange for capital stock of such corporation, executing and delivering agreements and documents which are being executed and delivered by the Selling Member and taking such other actions and providing such other cooperation as the Selling Member may reasonably request. Any transaction costs, including transfer taxes and legal, accounting and investment banking fees incurred by the Company and the Selling Member (or its Affiliates) in connection with a Qualifying Transaction effected pursuant to Section 12.8(b), shall, unless the applicable purchaser refuses, be borne by the Company in the event of a merger, consolidation or sale of assets and shall otherwise be borne by the Members on a pro rata basis based on the consideration received by each Member in such transaction.
Section 12.9    Initial Public Offering.
(a)     Upon a determination to effect an Initial Public Offering pursuant to Section 5.1(a)(iii), the Board shall take such actions as are necessary to structure the IPO in a manner reasonably acceptable to the Members, including, without limitation, causing the public offering of the stock of an existing or newly formed Subsidiary of the Company or any of the Transfers, mergers, consolidations or restructurings pursuant to Section 12.9(b) and making any such amendments to this Agreement (subject to Section 14.12) as may be deemed by the Board in good faith solely as necessary to facilitate such IPO.
(b)    In the event of a determination by the Board (after compliance with Section 5.1(a)(iii)) to cause (i) a Transfer of all or substantially all of (x) the assets of the Company or (y) the Interests to a newly organized stock corporation or other business entity with the ownership interests therein allocated as specified herein (“Newco”), (ii) a merger of the Company into Newco by merger or consolidation or (iii) any other restructuring of the Interests, in any such case, whether in anticipation of an Initial Public Offering or otherwise, each Member shall take such reasonable steps to effect such Transfer, merger, consolidation or other restructuring as may reasonably be requested by the Company on terms that are substantially the same (and no less favorable) in respect of such Member’s Interests as other holders of corresponding Interests in respect of such corresponding Interests, including, without limitation, if requested, transferring such Member’s Interests to Newco in exchange for capital stock of Newco; provided, that in the event of such an exchange, each Interest would be exchanged for a number of shares of Newco stock determined in a manner such that each Member is treated no less favorably than such Member would have been treated upon an Exit Event (assuming the value of the consideration to be received by the Members in the Exit Event is the midpoint of the filing range in the IPO, to the extent such exchange is in anticipation of an IPO). Notwithstanding the preceding sentence, no Member shall be required to take any action or omit to take any action to the extent such action or omission violates applicable law. If the Board determines to effect an IPO pursuant to this Section 12.9(b) and the Members receive shares of Newco pursuant to any such Transfer, merger, consolidation or restructuring, each Member agrees to enter into (A) a Registration Rights Agreement and (B) any other customary agreements, including, without limitation, an underwriters’ lock-up agreement for a period not to exceed 360 days following the consummation of such IPO, and in any event provides for the same lock-up period for all Members.
Section 12.10    Put/Call Rights.
(a)     At any time on or after the third (3rd) anniversary of the effective date of the First Amended and Restated Agreement, the Munera Member shall have the right (but not the obligation) (the “Put Option”) to require the DMC Members to purchase, directly or indirectly, Option Units for the Option Purchase Price. The Put Option must be exercised in tranches of no less than 664.5 Units. The Option Purchase Price payable in connection with the exercise of the Put Option shall be paid, at DMC’s option, (i) in cash or (ii) 20% in cash and 80% in shares of DMC Series A Preferred Stock priced at the Option Share Issue Price (the “Put Consideration”), subject to compliance with applicable law and stock exchange rules, unless DMC and the Munera Member mutually agree that the Put Consideration shall be paid in the form of cash or a combination of DMC Common Stock priced at the Option Share Issue Price and cash, in which case the Put Consideration shall be paid in the manner so agreed. To exercise the Put Option, the Munera Member must deliver written notice of its exercise of the Put Option to the DMC Members (the “Put Notice”). The Put Notice shall specify the number of Units to be sold. For purposes of clarification, the Munera Member may not deliver a Put Notice to the DMC Members earlier than December 23, 2024.
(b)     At any time on or after the third (3rd) anniversary of the effective date of the First Amended and Restated Agreement, the DMC Members shall have the right (but not the obligation) (the “Call Option”) to purchase, directly or indirectly, all, but not less than all, of the Option Units for the Option Purchase Price. The Option Purchase Price payable in connection with the exercise of the Call Option shall be paid in cash (the “Call Consideration”), unless DMC and the Munera Member mutually agree that the Call Consideration shall be paid in the form of shares of DMC Common Stock priced at the Option Share Issue Price or a combination of cash and shares of DMC Common Stock priced at the Option Share Issue Price, in which case the Call Consideration shall be paid in the manner so agreed. To exercise the Call Option, the DMC Members must deliver written notice of its exercise of the Call Option to the Munera Member (the “Call Notice”). For purposes of clarification, the DMC Members may not deliver a Call Notice to the Munera Member earlier than December 23, 2024.
(c)     The party delivering an Option Notice (the “Exercising Party”) shall set forth such party’s good faith calculation of the Option Purchase Price for the Option Units. If the party receiving the Option Notice (the “Receiving Party”) has any objections to the calculation of the Option Purchase Price set forth in the Option Notice, the Receiving Party may deliver to the Exercising Party a statement setting forth each disputed item (each, an “Option Purchase Price Dispute”) and the Receiving Party’s proposed calculation thereof (an “Option Purchase Price Dispute Statement”). If an Option Purchase Price Dispute Statement is not delivered to the Exercising Party within thirty (30) days after receipt of the Option Notice by the Receiving Party, then the calculation of the Option Purchase Price set forth in the Option Notice shall be final, binding and non-appealable by the Exercising Party and the Receiving Party. If an Option Purchase Price Dispute Statement is timely delivered, then the Exercising Party and the Receiving Party shall negotiate in good faith to resolve any Option Purchase Price Disputes, but if they do not reach a final resolution on all Option Purchase Price Disputes within thirty (30) days after the delivery of the Option Purchase Price Dispute Statement (the “Resolution Period”), the Exercising Party and the Receiving Party shall promptly submit each unresolved Option Purchase Price Dispute to the Accounting Expert to resolve such Option Purchase Price Dispute, and the provisions of Section 12.10(d) shall apply. The “Accounting Expert” shall be a Neutral Accounting Firm selected by mutual agreement of the Exercising Party and the Receiving Party; provided, however, that: (i) if, within fifteen (15) days after the end of the Resolution Period, such parties are unable to agree on a Neutral Accounting Firm to act as the Accounting Expert, then each party shall select a Neutral Accounting Firm and such firms together shall select the

Neutral Accounting Firm to act as the Accounting Expert, and (ii) if any party does not select a Neutral Accounting Firm within ten (10) days of written demand therefor by the other party, then the Neutral Accounting Firm selected by the other party shall act as the Accounting Expert. A “Neutral Accounting Firm” means an independent accounting firm of nationally recognized standing that is not at the time it is to be engaged hereunder rendering services to any party, or any Affiliate of either, and has not done so within the two (2) year-period prior thereto.
(d)    The parties shall arrange for the Accounting Expert to agree in its engagement letter to act in accordance with this Section 12.10(d).
(i)    Each party shall present a brief to the Accounting Expert (which brief shall also be concurrently provided to the other party) within twenty (20) days of the appointment of the Accounting Expert detailing such party’s views as to the correct nature and amount of each remaining Option Purchase Price Dispute (and for the avoidance of doubt, no party may introduce a dispute to the Accounting Expert that was not originally set forth on the Option Purchase Price Dispute Statement). Within ten (10) days of receipt of the brief, the receiving party may present a responsive brief to the Accounting Expert (which responsive brief shall also be concurrently provided to the other party). Each party may make an oral presentation to the Accounting Expert (in which case, such presenting party shall notify the other party of such presentation, and the other party shall have the right to be present (and speak) at such presentation), within thirty (30) days of the appointment of the Accounting Expert. The Accounting Expert shall have the opportunity to present written questions to either party, a copy of which shall be provided to the other party. The Accounting Expert shall consider only those items and amounts in the Exercising Party’s and the Receiving Party’s respective calculations that are identified as being items and amounts to which the Exercising Party and the Receiving Party have been unable to agree.
(ii)    The Accounting Expert’s determination shall be based solely on the definitions Option Purchase Price and Equity Value (including the components thereof) contained herein and the provisions of this Agreement, including this Section 12.10, and the scope of the disputes to be resolved by the Accounting Expert shall be limited to whether the calculations of the Option Purchase Price were done in accordance with the terms of this Agreement, whether the accounting methods and procedures used to prepare the Option Purchase Price were done in accordance with GAAP and the definitions of Option Purchase Price and Equity Value (including the components thereof) and whether there were mathematical errors in the calculation of the Option Purchase Price, and the Accounting Expert shall not make any other determination.
(iii)    In resolving any disputed item, the Accounting Expert shall select either the position of the Exercising Party or the Receiving Party as a resolution for each item or amount disputed and may not impose an alternative resolution with respect to any item or amount disputed. The Accounting Expert shall make a written determination within sixty (60) days of its appointment as to each such disputed item, which determination shall be final and binding on the DMC Members and the Munera Member for all purposes hereunder absent manifest error.

(iv)    The fees and expenses of the Accounting Expert and of any enforcement of the determination thereof shall be borne by the Munera Member and the DMC Members in inverse proportion as they may prevail on the matters resolved by the Accounting Expert, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be determined by the Accounting Expert at the time the determination of such firm is rendered on the merits of the matters submitted.
(e)    The closing of the purchase of Option Units as a result of the exercise of the Put Option (a “Put Closing”) or the exercise of the Call Option (a “Call Closing”) shall occur at the offices of DMC at a time designated by the DMC Members on the later of (i) the Option Closing date specified in the Option Notice, which shall be no sooner than ninety (90) days after delivery of the Option Notice, and (ii) fifteen (15) days after the date of which the Option Purchase Price becomes final and binding in accordance with Section 12.10(c) or Section 12.10(d). Option Units may be purchased by either or both DMC Members in whatever ratio they elect in their sole discretion. At the Option Closing:
(i)    the participating DMC Members shall deliver the following to the Munera Member: (A) the Put Consideration or Call Consideration, as applicable, resulting from the finally determined Option Purchase Price for the purchased Option Units, with any such consideration (x) in the form of cash, to be paid by wire transfer of immediately available U.S. dollars to the account designated by the Munera Members, (y) in the form of DMC Common Stock, to be delivered via book entry registered in the name(s) designated by the Munera Members or (z) in the form of DMC Series A Preferred Stock, in the form of certificates representing the shares of DMC Series A Preferred Stock issued in the name of the applicable Munera Members; (B) a counterpart to the Option Purchase Agreement, duly executed by the participating DMC Members; and (C) such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby and by the Option Purchase Agreement;
(ii)    the Munera Member shall deliver the following to the participating DMC Members: (A) duly executed instruments of transfer, in form reasonably acceptable to the DMC Members, that assign all right, title and interest in and to the purchased Option Units to the participating DMC Members; (B) a counterpart to the Option Purchase Agreement, duly executed by the Munera Member; and (C) such other endorsements, instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby and by the Option Purchase Agreement;
(f)    Any transaction costs, including transfer taxes and legal and accounting and fees, incurred by the DMC Members or the Munera Member in connection with the exercise of any Put Option or Call Option under this Section 12.10 and the purchase and sale of Option Units in connection therewith shall be borne by the respective Member incurring such costs. In no event will any shares of DMC Common Stock or DMC Series A Preferred Stock be issued to any person who is not an “accredited investor” within the meaning of Rule 501 under the Securities Act, to whom it is otherwise unlawful to issue such shares, or who refuses to provide customary representations about such person’s investment intent with respect to such shares. Any such shares will contain customary legends restricting transfer except in compliance with applicable securities laws.
(g)     If shares of DMC Series A Preferred Stock are to be issued pursuant to this Article XII and the rules of the Nasdaq Stock Market would prohibit the issuance of such shares with the full conversion and voting rights contemplated in Exhibit A without the approval of the holders of DMC Common Stock, (i) the conversion and voting limitations substantially as set forth in the bracketed provisions of Exhibit A will apply so that such shares of DMC Series A Preferred Stock may be issued prior to shareholder approval and (ii) the DMC Member will use commercially reasonable efforts to obtain the requisite approval of the holders of DMC Common Stock so that such conversion and voting limitations will cease to apply as promptly as is reasonably practicable.
ARTICLE XIII
DISSOLUTION, LIQUIDATION AND TERMINATION
Section 13.1    Dissolving Events. The Company shall be dissolved and its affairs wound up in the manner hereinafter provided upon the happening of any of the following events:
(a)    the Board makes a determination, subject to Section 5.1(a)(iii), to dissolve the Company; or
(b)    any event which under applicable law would cause the dissolution of the Company; provided that, unless required by applicable law, the Company shall not be wound up as a result of any such event and the business of the Company shall continue.
Notwithstanding the foregoing, the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member in the Company under the Colorado Act shall not, in and of itself, cause the dissolution of the Company. In such event, the remaining Member(s) shall continue the business of the Company without dissolution.
Section 13.2    Dissolution and Winding Up. Upon the dissolution of the Company, the assets of the Company shall be liquidated or distributed under the direction of and to the extent determined by the Board and the business of the Company shall be wound up. Within a reasonable time after the effective date of dissolution of the Company, the Company’s assets shall be distributed in the following manner and order:
First, to creditors in satisfaction of indebtedness (other than any loans or advances that may have been made by any of the Members to the Company), whether by payment or the making of reasonable provision for payment, and the expenses of liquidation, whether by payment or the making of reasonable provision for payment, including the establishment of reasonable reserves (which may be funded by a liquidating trust) determined by the Board or the liquidating trustee, as the case may be, to be reasonably necessary for the payment of the Company’s expenses, liabilities and other obligations (whether fixed, conditional, unmatured or contingent);
Second, to the payment of loans or advances that may have been made by any of the Members to the Company (including any Priority Loans); and

Third, to the Members in accordance with Section 9.1, taking into account any amounts previously distributed (or deemed previously distributed) under Article IX, provided that, no payment or distribution in any of the foregoing categories shall be made until all payments (or provision for payment) in each prior category shall have been made in full, and provided further, that if the payments due to be made in any of the foregoing categories exceed the remaining assets available for such purpose, such payments shall be made to the Persons entitled to receive the same pro rata in accordance with the respective amounts due to them.
Section 13.3    Distributions in Cash or in Kind. Upon the dissolution of the Company, the Board shall use all commercially reasonable efforts to liquidate all of the Company’s assets in an orderly manner and apply the proceeds of such liquidation as set forth in Section 13.2, provided, that, if in the good faith judgment of the Board, a Company asset should not be liquidated, the Board shall cause the Company to allocate, on the basis of the Fair Market Value of any Company assets not sold or otherwise disposed of, any unrealized gain or loss based on such value to the Members’ Capital Accounts as though the assets in question had been sold on the date of distribution and, after giving effect to any such adjustment, distribute such assets in accordance with Section 13.2 as if such Fair Market Value had been received in cash, subject to the priorities set forth in Section 13.2, and provided, further, that the Board shall in good faith attempt to liquidate sufficient Company assets to satisfy in cash (or make reasonable provision for) the debts and liabilities referred to in Section 13.2.
Section 13.4    Termination. The Company shall terminate when the winding up of the Company’s affairs has been completed, all of the assets of the Company have been distributed and the Articles has been canceled, all in accordance with the Colorado Act.
Section 13.5    Claims of the Members. The Members and former Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member. No Member shall be obligated to make a Capital Contribution with respect to any deficit in its Capital Account and no such deficit shall be considered an asset of the Company.
ARTICLE XIV
MISCELLANEOUS
Section 14.1    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. Notices and other communications may be delivered as a courtesy via email or facsimile; provided, however, that any failure to do so shall not constitute a failure to deliver notice. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)     If to the Company to:

c/o DMC Global Inc. 11800 Ridge Parkway, Suite 300 Broomfield, CO 80021 Attention: Michelle Shepston, Chief Legal Officer Email: [***] Facsimile No.: (303) 604-3944
with a copy (which shall not constitute notice) to:
Davis Graham & Stubbs LLP
1550 17th Street, Suite 500
Denver, CO 80202
Attention: John A. Elofson and Mark C. Bussey
Email: [***] and [***]
Facsimile No.: (303) 893-1379

(ii)    If to a Member, at the address set forth below such Member’s name on Schedule A attached hereto.
The Company shall provide notice to the DMC Members and the Munera Member of all notices received by the Company from the Munera Member and the DMC Members, respectively, under this Agreement. No Member shall be bound by a notice delivered under this Agreement unless the notice specifies that it is a notice being provided by the Member hereunder.
Section 14.2    Securities Act Matters. Each Member understands that in addition to the restrictions on transfer contained in this Agreement, he or she must bear the economic risks of his or her investment for an indefinite period because the Interests have not been registered under the Securities Act.
Section 14.3    Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.
Section 14.4    Entire Agreement. This Agreement constitutes the entire agreement among the Members with respect to the subject matter hereof, and supersedes any prior agreement or understanding among them with respect to such subject matter. There are no representations, warranties, promises, inducements, covenants or undertakings relating to the Interests, other than those expressly set forth or referred to herein.
Section 14.5    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Delivery of executed signature pages hereof by facsimile transmission or portable document format (pdf) shall constitute effective and binding execution and delivery of this Agreement.
Section 14.6    Governing Law; Attorneys’ Fees. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Colorado, without giving effect to the conflict of laws rules thereof that would result in the application of any other jurisdiction’s laws. The substantially prevailing party in any action or proceeding relating to this Agreement shall be entitled to receive an award of, and to recover from the other party or parties, any fees or expenses incurred by him, her or it (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with any such action or proceeding.
Section 14.7    Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMISSIBLE BY LAW, EACH MEMBER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 14.8 Waiver of Partition. Except as may otherwise be provided by law in connection with the winding up, liquidation and dissolution of the Company, each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Company’s property.
Section 14.9    Waiver Generally. Waiver by any Member hereto of any breach or default by any other Member of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the Members hereto or from any failure by any Member to assert its or his or her rights hereunder on any occasion or series of occasions.
Section 14.10     Severability. If any provision of this Agreement is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever, so long as this Agreement, taken as a whole, still expresses the material intent of the parties hereto. The invalidity of any one or more phrases, sentences, clauses, sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.
Section 14.11    Further Actions. Each Member shall execute and deliver such other certificates, agreements and documents, and take such other actions, as may reasonably be requested by the Company in connection with the continuation of the Company and the achievement of its purposes, including, without limitation, (a) any documents that the Company deems necessary or appropriate to continue the Company as a limited liability company in all jurisdictions in which the Company or its Subsidiaries conduct or plan to conduct business and (b) all such agreements, certificates, tax statements and other documents as may be required to be filed in respect of the Company.
Section 14.12    Amendments. This Agreement (including this Section 14.12) and the Articles may not be amended, modified or supplemented except by a written instrument signed by each of the Members. Notwithstanding the foregoing, the Board may, pursuant to Sections 4.2, 4.8, 5.1(b)(ii)(D), 7.2, 12.4 and 12.6 make (or direct the Secretary of the Company to make) such modifications to this Agreement, including to Schedule A, as are necessary to admit Additional Members or substitute members or make such other changes to Schedule A as are required by this Agreement. The Company shall notify all Members after any such amendment, modification or supplement, other than any amendments to Schedule A, as permitted herein, has taken effect.
Section 14.13    Fees and Expenses. The Company shall not assume or pay any legal, formation, transaction and related expenses incurred by any Member in connection with the negotiation of this Agreement and the formation of the Company. Except (i) as provided in this Agreement or (ii) as provided in any other agreement between the Company and such Member or its Affiliates (including the Management Agreement), all fees and expenses incurred by any Member in connection with its investment in the Company shall be borne by the respective Member incurring such expenses.
Section 14.14    No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement is not intended to confer upon any Person, except for the parties hereto, any rights or remedies hereunder.
Section 14.15    Submission to Jurisdiction; Enforcement.
(a)     Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its successors or assigns against the other party shall be brought and determined in any State or federal court located in Denver, Colorado, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Denver, Colorado, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Denver, Colorado as described herein. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Denver, Colorado as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
(b)     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court where venue is proper under the preceding paragraph, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at law would be adequate and (ii) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date.
COMPANY
ARCADIA PRODUCTS, LLC

By: /s/ James Chilcoff
Name:     James Chilcoff
Title: President

DMC MEMBERS
DMC GLOBAL INC.

By: /s/ Michael Kuta
Name:     Michael Kuta
Title: Co-President and Chief Executive Officer

DMC KOREA, INC.

By: /s/ Michelle Shepston
Name:     Michelle Shepston
Title: Vice President

MUNERA MEMBERS
NEW ARCADIA HOLDINGS, INC.

By: /s/ Gerard Munera
Name:     Gerard Munera
Title: Chief Executive Officer

A-1

SCHEDULE A

MEMBERS

(As of the Effective Time)

Name and Address	Capital Contributions	Capital Account Balance	Units	Percentage Interest
DMC Global Inc. 11800 Ridge Parkway, Suite 300 Broomfield, CO 80021 Attention: Michelle Shepston, Chief Legal Officer Email: [***] Facsimile No.: (303) 604-3944 with a copy (which shall not constitute notice) to: Davis Graham and Stubbs LLP 1550 17th Street, Suite 500 Denver, CO 80202 Attention: John A. Elofson and Mark C. Bussey Email: [***] and [***] Facsimile No.: (303) 893-1379	$282,705,089.71	$282,705,089.71	3920.64	59%
DMC Korea, Inc. 11800 Ridge Parkway, Suite 300 Broomfield, CO 80021 Attention: Michelle Shepston, Chief Legal Officer Email: [***] with a copy (which shall not constitute notice) to: Davis Graham and Stubbs LLP 1550 17th Street, Suite 500 Denver, CO 80202 Attention: John A. Elofson and Mark C. Bussey Email: [***] and [***]	$4,791,611.69	$4,791,611.69	66.45	1%

New Arcadia Holdings, Inc. c/o Synergex Group LLC, Trustee of the Munera Family ESBT [***] [***] [***] with a copy (which shall not constitute notice) to: George J Hayduk Attorney 155 Fleet St Portsmouth CT 06830	$191,664,467.60	$191,664,467.60	2658.06	40%
		TOTAL:	6,645.15	100%

SCHEDULE B

OFFICERS OF ARCADIA PRODUCTS, LLC

NAME	OFFICE
James Chilcoff	President
Matthew Schladen	Vice President Finance
Chia-Lung Lee	Vice President Controller / Treasurer
Michelle Shepston	Vice President and Secretary

B-1

EXHIBIT A
FORM OF CERTIFICATE OF DESIGNATION FOR SERIES A PREFERRED STOCK
SEE ATTACHED.

Exhibit A

CERTIFICATE OF DESIGNATIONS OF
SERIES A CONVERTIBLE PREFERRED STOCK OF
DMC GLOBAL INC.

DMC Global Inc., a Delaware corporation (the “Corporation”), certifies that:
(i)    in accordance with the provisions of Sections 151(g) and 103(d) of the Delaware General Corporation Law, this Certificate of Designations of Series A convertible preferred stock of the Corporation shall become effective at [•] Eastern Standard Time on [•], 20[•]; and
(ii)    pursuant to the authority contained in Article IV of its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the Delaware General Corporation Law, its Board duly approved and adopted on [•], 20[•] the following resolution, which resolution remains in full force and effect on the date hereof:
WHEREAS, the Certificate of Incorporation authorizes the issuance of up to 4,000,000 shares of preferred stock, par value $0.05 per share, of the Corporation (“Preferred Stock”) in one or more series, and expressly authorizes the Board, subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in such series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and
WHEREAS, the Board desires to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of such new series.
NOW, THEREFORE, BE IT RESOLVED, that a series of Preferred Stock be, and hereby is, created, and that the number of shares thereof, the voting powers thereof and the designations, preferences and relative, participating, optional and other special rights thereof and the qualifications, limitations and restrictions thereof be, and hereby are, as follows:
1.General.
(a)The shares of such series shall be designated the Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and the number of shares constituting such series shall be [•].1
(b)Each share of Series A Preferred Stock shall be identical in all respects with the other shares of Series A Preferred Stock.
(c)Shares of Series A Preferred Stock converted into Common Stock shall be cancelled and shall revert to authorized but unissued Preferred Stock, undesignated as to series.
(d)The Series A Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, ranks: (i) senior to all Junior Stock, (ii) on a parity with all Parity Stock, (iii) junior to all Senior Stock, (iv) junior to existing and future indebtedness of the Corporation, and (v) structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of the Corporation’s Subsidiaries and any Capital Stock of the Corporation’s Subsidiaries not held by the Corporation, in each case as provided more fully herein.
2.Definitions. As used herein, the following terms shall have the following meanings:
1 To be confirmed. If more than 4M are to be issued, the preferred will be issued in fractions with each fraction having rights equivalent to one share of Series A Preferred as contemplated herein.

040708_9999-2002705897-549/4.0

(a)“Accrued Dividends” shall mean, as of any date, with respect to any share of Series A Preferred Stock, all dividends that have accrued on such share pursuant to Section 3, whether or not declared, but that have not, as of such date, been paid.
(b)“Bankruptcy Event” shall mean (i) the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Corporation in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, (ii) the entry by a court having jurisdiction in the premises of a decree or order adjudging the Corporation a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Corporation or of all or substantially all of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days, or (iii) the commencement by the Corporation of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Corporation in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Corporation or of all or substantially all of its property, or the making by the Corporation of an assignment for the benefit of creditors, or the admission by the Corporation in writing of its inability to pay its debts generally as they become due.
(c)[“Beneficial Owner” shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” shall have corresponding meanings.]
(d)“Board” shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.
(e)“Business Day” shall mean any day other than Saturday, Sunday or a day on which the commercial banks in Delaware are authorized or required by law or executive order to close or be closed.
(f)“Capital Stock” shall mean, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity; provided however, that “Capital Stock” shall not include any convertible or exchangeable debt securities which, prior to conversion or exchange, will rank senior in right of payment to the Series A Preferred Stock.
(g)“Close of Business” shall mean 5:00 p.m., Eastern Standard Time.
(h)“Common Stock” shall mean the Common Stock, par value $0.05 per share, of the Corporation.
(i)“Conversion Agent” shall have the meaning specified in Section 7(c).
(j)“Conversion Date” shall have the meaning specified in Section 7(c).
(k)“Conversion Rate” shall have the meaning specified in Section 7(a).
(l)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(m)“Holder” shall mean a holder of record of shares of Series A Preferred Stock.
(n)“Initial Issue Date” shall mean [•], 20[•], the original date of issuance of the Series A Preferred Stock.
(o)“Issuance Agreement” shall mean the Option Purchase Agreement (as that term is defined in the Operating Agreement) pursuant to which the shares of Series A Preferred Stock were initially issued or such other definitive agreement providing for such initial issuance.
(p)“Issue Date” means, in respect of a share of Series A Preferred Stock, the date on which such share was issued by the Corporation from treasury to a Holder.
(q)“Junior Stock” shall mean (i) the Common Stock and (ii) each other class or series of the Corporation’s Capital Stock established after the Initial Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series A Preferred Stock as to dividend rights and distribution rights upon the liquidation, winding-up or dissolution of the Corporation.
(r)“Liquidation Event” shall mean the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than a change in par value, or from no par value to par value, or changes resulting from a subdivision or combination), as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof); (ii) any consolidation, merger or other combination of the Corporation or binding share exchange pursuant to which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof)); (iii) any sale, lease, or other transfer or disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries, taken as a whole, to any Person other than one or more of the Corporation’s wholly owned Subsidiaries; or (iv) a Bankruptcy Event; provided, however, that none of the transactions described in clauses (i), (ii) or (iii) shall constitute a “Liquidation Event” if (x) the holders of all classes of the Corporation’s common equity immediately prior to such transaction continue to own at least, directly or indirectly, more than 50% of the surviving corporation or transferee, or the parent thereof, immediately after such event or (y) such transaction is effected solely to change the Corporation’s jurisdiction of incorporation or to form a holding company for the Corporation and that results in a share exchange or reclassification or similar exchange of the outstanding Common Stock solely into common stock of the surviving entity.
(s)“Liquidation Preference” shall mean, with respect to each share of Series A Preferred Stock, the greater of (i) the Original Issue Price plus all Accrued Dividends and (ii) the amount that the Holder of such share of Series A Preferred Stock would have received if such Holder had converted such share of Series A Preferred Stock into Common Stock immediately prior to the Liquidation Event and participated in distributions payable to the holders of Common Stock in connection with such Liquidation Event.
(t)[“Maximum Voting Power” shall mean, as of the time immediately prior to the effectiveness of the Issuance Agreement, the aggregate number of votes that may be cast by all holders of Common Stock entitled to vote on the applicable matter, voting together as a single class and after giving effect to all limitations on voting power set forth in the Certificate of Incorporation.]
(u)“Notice of Conversion” shall have the meaning specified in Section 7(c).
(v)“Officer” shall mean the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.
(w)“Open of Business” shall mean 9:00 a.m., Eastern Standard Time.

(x)“Operating Agreement” shall mean that certain Second Amended and Restated Limited Liability Company Agreement of Arcadia Products, LLC, dated [ ], 2022, among Arcadia Products, LLC, the Corporation and the other parties thereto, as amended from time to time.
(y)“Original Issue Price” of the Series A Preferred Stock shall mean the Option Share Issue Price as that term is defined in the Operating Agreement.
(z)“Parity Stock” shall mean any class or series of the Corporation’s Capital Stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Series A Preferred Stock as to dividend rights and distribution rights upon the liquidation, winding up or dissolution of the Corporation.
(aa)“Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.
(ab)[“Proposal” shall mean a proposal of the Corporation presented to the holders of Common Stock at a meeting of such holders duly convened by the Corporation for the purpose of considering and voting upon, among other things, (i) the full voting power with respect to all shares of Series A Preferred Stock notwithstanding the limitation set forth in Section 6(d) and (ii) the full convertibility of all shares of Series A Preferred Stock into shares of Common Stock notwithstanding the limitation set forth in Section 7(b), in each case in accordance with NASDAQ Listing Rule 5635.]
(ac)“Rule 144” shall have the meaning specified in Section 9(a).
(ad)“SEC” shall mean the Securities and Exchange Commission.
(ae)“Securities Act” shall mean the Securities Act of 1933, as amended.
(af)“Senior Stock” shall mean any class or series of the Corporation’s Capital Stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Stock as to dividend rights and distribution rights upon the liquidation, winding up or dissolution of the Corporation.
(ag)“Series A Dividend Payment Date” shall mean January 15, April 15, July 15 and October 15 of each year, commencing on [•], 20[•].
(ah)“Series A Dividend Record Date” shall mean, with respect to any Series A Dividend Payment Date, the January 1, April 1, July 1 and October 1, as the case may be, immediately preceding such Series A Dividend Payment Date.
(ai)“Series A Dividend Rate” shall have the meaning specified in Section 3(a).
(aj)“Series A Preferred Stock” shall have the meaning specified in Section 1(a).
(ak)[“Stockholder Approval” shall mean the time at which the holders of Capital Stock of the Corporation (excluding the Holders pursuant to Section 6(c)) approve the Proposal.]
(al)“Subsidiary” shall mean, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person, or (iii) one or more Subsidiaries of such Person.
(am)“Tranche Termination Date” shall have the meaning specified in Section 4(a).

(an)“Transfer Agent” shall mean [•], acting as the Corporation’s duly appointed transfer agent, registrar, redemption, conversion and dividend disbursing agent for the Series A Preferred Stock and the Common Stock. The Corporation may, in its sole discretion, remove the Transfer Agent with 10 days’ prior notice to the Transfer Agent and Holders; provided however, that the Corporation shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.
3.Dividends.
(a)Cumulative dividends on each share of Series A Preferred Stock shall accrue on a daily basis from and including the Issue Date of such share, whether or not declared and whether or not the Corporation has assets legally available to make payment thereof, at a rate of 3% per annum on the Original Issue Price (the “Series A Dividend Rate”). Cumulated and unpaid dividends on the Series A Preferred Stock shall not compound. Dividends shall cease to accrue on each share of Series A Preferred Stock on the date such shares are redeemed as contemplated by Section 4(a).
(b)Subject to applicable laws, dividends shall be payable quarterly in arrears, in cash, on each Series A Dividend Payment Date to the Holders as they appear on the Corporation’s stock register at the Close of Business on the relevant Series A Dividend Record Date. Dividends payable for any period less than a fully quarterly dividend period (based upon the number of days elapsed during the period) shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If any Series A Dividend Payment Date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate, as the case may be, in respect of the delay. The Holders at the Close of Business on a Series A Dividend Record Date shall be entitled to receive dividends as set forth herein on their respective shares of Series A Preferred Stock on the corresponding Series A Dividend Payment Date notwithstanding the conversion of such shares in accordance with Section 7 following such Series A Dividend Record Date.
(c)So long as any shares of Series A Preferred Stock shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock, nor shall any shares of any Junior Stock of the Corporation be purchased, redeemed, or otherwise acquired for value by the Corporation (except for acquisitions of Common Stock by the Corporation pursuant to the Corporation’s equity incentive or benefit plans or employment agreements or in exercise of the Corporation’s right of first refusal upon a proposed transfer) until all dividends set forth in Section 3(a) declared on the Series A Preferred Stock shall have been paid or declared and set apart.
(d)Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Board may be declared and paid on any of the Corporation’s securities, including Common Stock, from time to time out of funds legally available for such payment, and the Holders shall not be entitled to participate in any such dividends. Holders shall not be entitled to any dividend in excess of full cumulative dividends as provided herein.
4.Redemption.
(a)At any time, the Corporation may, subject to applicable law and each Holder’s conversion rights under Section 7, redeem, in cash, any or all shares of Series A Preferred Stock then outstanding at a redemption price equal to the Original Issue Price plus Accrued Dividends in respect of such share(s), without the requirement for any notice or demand or other action by any Holder or any other Person; provided, however, that the Corporation shall redeem, in cash, all shares of Series A Preferred Stock no later than the third anniversary of the applicable Issue Date (the “Tranche Termination Date”); and, provided, further, that from and after June 23, 2027, the Corporation shall redeem any outstanding shares of Series A Preferred Stock in equal annual installments calculated by amortizing the aggregate Original Issue Price for the then outstanding series of Series A Preferred Stock over the period remaining until the Tranche Termination Date plus payment of all Accrued Dividends at each payment date.

(b)The Corporation shall give notice of any redemption pursuant to this Section 4 to all Holders no later than 10 Business Days prior to the anticipated effective date thereof, stating the anticipated effective date of the redemption, the name and address of the Transfer Agent, and the date on which the payment required by Section 4(a) will be made.
(c)All shares of Series A Preferred Stock redeemed pursuant to this Section 4 shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock.
5.Liquidation Preference.
(a)Upon a Liquidation Event, each Holder shall be entitled to receive in respect of its shares of Series A Preferred Stock and to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after satisfaction of liabilities to the Corporation’s creditors and holders of shares of Senior Stock and before any payment or distribution is made to holders of Junior Stock (including the Common Stock), the Liquidation Preference per share of Series A Preferred Stock.
(b)After payment of the Liquidation Preference as provided in this Section 5, the Holders of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.
(c)In the event the assets of the Corporation available for distribution to the Holders and holders of shares of Parity Stock upon any Liquidation Event shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to this Section 5, such Holders and such holders of shares of Parity Stock shall share, equally and ratably in proportion to the respective full amounts to which such holders are entitled pursuant to this Section 5, in any distribution of the assets of the Corporation.
6.Voting.
(a)Each Holder shall be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration (whether at a meeting of stockholders of the Corporation, by written action of stockholders in lieu of a meeting or otherwise), except as provided by law or Sections 6(b)-(d). In any such vote, each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible pursuant to Section 7 as of the record date for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent. Each holder of outstanding shares of Series A Preferred Stock shall be entitled to notice of all stockholder meetings (or requests for written consent) in accordance with the Corporation’s bylaws, as the same may be amended from time to time.
(b)So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the Holders of at least a majority in voting power of the shares of Series A Preferred Stock outstanding at the time, voting together as a single class with all series of Parity Stock upon which similar voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting:
(i)amend or alter the provisions of the Certificate of Incorporation or this Certificate of Designations so as to authorize or create, or increase the authorized or issued amount of, any class or series of Senior Stock or reclassify any of our authorized Capital Stock into shares of Senior Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of Senior Stock; or
(ii)amend, alter or repeal the provisions of the Certificate of Incorporation or this Certificate of Designations so as to adversely affect any right, preference, privilege or voting power of the shares of Series A Preferred Stock.

provided however, that:
(i)    an increase in the amount of authorized but unissued shares of Preferred Stock;
(ii)    an increase in the authorized or issued shares of Series A Preferred Stock; or
(iii)     the creation and issuance, or an increase in the authorized or issued amount, of any other series of Parity Stock or Junior Stock, shall be deemed not to adversely affect the rights, preferences, privileges or voting powers of Holders and shall not require the affirmative vote or consent of Holders.
(c)[The Holders shall not be entitled to cast any votes on the Proposal pursuant to this Section 6 with respect to the shares of Series A Preferred Stock or any shares of Common Stock deemed Beneficially Owned by such Holders.]
(d)[Prior to Stockholder Approval, the aggregate number of votes entitled to be cast by the Holders at any time and from time to time with respect to any then outstanding shares of Series A Preferred Stock, together with any then outstanding shares of Common Stock deemed Beneficially Owned by such Holders, shall not exceed 19.99% of the Maximum Voting Power. Following Stockholder Approval, the foregoing limitation on the aggregate number of votes entitled to be cast by the Holders shall not apply and such Holders thereafter shall be entitled to cast votes with respect to any such shares of Series A Preferred Stock and any such shares of Common Stock in accordance with Sections 6(a)-(c) without regard to such limitation. If at any time after the Initial Issue Date the rules of the NASDAQ Stock Market or the staff interpretations of such rules are amended or modified such that Stockholder Approval would not be required for the Holders to cast votes with respect to any such shares of Series A Preferred Stock and any such shares of Common Stock in excess of 19.99% of the Maximum Voting Power, then on the effective date of any such amendment or modification, the foregoing limitation on the aggregate number of votes entitled to be cast by the Holders shall be deemed modified in order to entitle such Holders thereafter to cast votes with respect to any such shares of Series A Preferred Stock and any such shares of Common Stock in accordance with Sections 6(a)-(c) to the maximum extent permitted pursuant to such amended or modified rules or staff interpretations.]
(e)The shares of Series A Preferred Stock shall not have voting rights other than those set forth in this Section 6 or as otherwise required by Delaware law or the Certificate of Incorporation.
7.Voluntary Conversion.
(a)Each Holder shall have the right at any time, at its option, to convert, subject to the terms and provisions of this Section 7, any or all of such Holder’s shares of Series A Preferred Stock at an initial conversion rate of one fully paid and nonassessable share of Common Stock, subject to adjustment as provided in this Section 7, per share of Series A Preferred Stock (the “Conversion Rate”).  Upon conversion of any share of Series A Preferred Stock, the Corporation shall deliver to the converting Holder, in respect of each share of Series A Preferred Stock being converted, a number of shares of Common Stock determined by application of the Conversion Rate, on the third Business Day immediately following the relevant Conversion Date.
(b)[Notwithstanding anything to the contrary herein, prior to Stockholder Approval, the aggregate number of shares of Common Stock issuable at any time and from time to time upon conversion of any or all shares of Series A Preferred Stock, when aggregated with the aggregate number of any then outstanding shares of Common Stock deemed Beneficially Owned by any Holder at such time, shall not exceed 19.99% of the aggregate number of shares of Common Stock outstanding immediately prior to the effectiveness of the Issuance Agreement. Following Stockholder Approval, the foregoing limitation on the aggregate number of shares of Common

Stock issuable at any time and from time to time upon conversion of any or all shares of Series A Preferred Stock shall not apply and any or all such shares of Series A Preferred Stock thereafter shall be convertible into shares of Common Stock in accordance with Section 7(a) without regard to such limitation. If at any time after the Initial Issue Date the rules of the NASDAQ Stock Market or the staff interpretations of such rules are amended or modified such that Stockholder Approval would not be required for the Corporation to issue all or any number of such shares of Common Stock in excess of 19.99% of the aggregate number of shares of Common Stock outstanding immediately prior to the effectiveness of the Issuance Agreement, then on the effective date of any such amendment or modification, the foregoing limitation on the aggregate number of shares of Common Stock issuable at any time and from time to time upon conversion of any or all shares of Series A Preferred Stock shall be deemed modified in order to provide that any or all such shares of Series A Preferred Stock thereafter shall be convertible into shares of Common Stock to the maximum extent permitted pursuant to such amended or modified rules or staff interpretations.]
(c)Before any Holder shall be entitled to convert a share of Series A Preferred Stock as set forth in Section 7(a), such Holder shall (i) complete and manually sign the conversion notice on the back of the certificate representing such share of Series A Preferred Stock (or a facsimile thereof), stating the number of shares of Series A Preferred Stock to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered to be registered (a “Notice of Conversion”), a form of which is attached hereto as Exhibit B, (ii) deliver such Notice of Conversion, which is irrevocable, to the Transfer Agent, in its capacity as the conversion agent (or such other agent designated by the Corporation) (the “Conversion Agent”), (iii) surrender such shares of certificated Series A Preferred Stock to the Conversion Agent, (iv) if required, furnish appropriate endorsements and transfer documents, (v) if required, pay all transfer or similar taxes, if any, as set forth more fully herein.  The Conversion Agent shall notify the Corporation of any conversion pursuant to this Section 7 on the Conversion Date for such conversion. The date on which a Holder complies with the procedures in this Section 7(c) is the “Conversion Date.”  If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of shares of Common Stock to be delivered upon conversion of such shares of Series A Preferred Stock shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.
(d)Immediately prior to the Close of Business on the Conversion Date with respect to a conversion, conversion of the shares of Series A Preferred Stock surrendered for conversion shall be deemed to have been effected, and, as of the Close of Business on the Conversion Date, the converting Holder of such shares of Series A Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such Holder’s Series A Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that Common Stock shall not have been actually delivered to such Holder. On the Conversion Date, all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, excepting only the rights of holders thereof to (i) receive the number of whole shares of Common Stock into which such shares of Series A Preferred Stock have been converted via The Depositary Trust Company Deposit or Withdrawal at Custodian system, (ii) exercise the rights to which they are thereafter entitled as holders of Common Stock, and (iii) any Accrued Dividends accrued through the day prior to the Conversion Date.
(e)In the event the Corporation shall, at any time or from time to time after the Initial Issue Date while the shares of Series A Preferred Stock remain outstanding, effect a subdivision (by any stock split, stock dividend, dividend of options, warrants or other similar instruments, stock reclassification or otherwise) of the outstanding shares of Common Stock into a greater number of shares of Common Stock (or other equity interests), then and in each such event the Conversion Rate in effect at the Open of Business on the day after the date upon which such subdivision becomes effective shall be proportionately adjusted. Additionally, if the Corporation shall, at any time or from time to time after the Initial Issue Date while the shares of Series A Preferred Stock remain outstanding, effect a combination (by any reverse stock split or otherwise) of the outstanding shares of Common Stock into a smaller number of shares of Common Stock (or other equity interests), then and in each such event the Conversion Rate in effect at the Open of Business on the day after the date upon which such combination becomes effective shall be proportionately adjusted.

(f)Upon any change in the Conversion Rate, the Corporation promptly shall deliver to each Holder a certificate signed by an Officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated, and specifying the Conversion Rate in effect following such adjustment.
(g)The Corporation shall at all times reserve and keep available for issuance upon the conversion of shares of Series A Preferred Stock a number of its authorized but unissued shares of Common Stock sufficient to satisfy its obligations if all of the Series A Preferred Stock were converted, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.
(h)A converting Holder is not required to pay any transfer or similar taxes due upon conversion of such Holder’s shares of Series A Preferred Stock, except that such Holder shall pay such transfer or similar taxes payable relating to any transfer involved in the issuance or delivery of shares of Common Stock, if any, due upon conversion of such shares of Series A Preferred Stock in a name other than that of the converting Holder.  The Corporation may require that such converting Holder establish to the reasonable satisfaction of the Corporation that such converting Holder has paid in full all applicable transfer or similar taxes, if any, payable by such converting Holder prior to issuing and delivering the shares of Common Stock due upon conversion of such converting Holder’s shares of Series A Preferred Stock.  Notwithstanding the foregoing, upon surrender of a share of Series A Preferred Stock for conversion, the Corporation or an applicable withholding agent may deduct and withhold on cash dividends, shares of Common stock or sale proceeds paid, subsequently paid or credited (or on the consideration otherwise delivered) with respect to such Holder or its successors and assigns the amount required to be deducted and withheld under applicable law.
8.No Fractional Shares.  No fractional shares of Common Stock or securities representing fractional shares of Common Stock will be delivered upon redemption or conversion of the Series A Preferred Stock.  Instead, the Corporation shall round up to the nearest whole share the number of shares of Common Stock to be delivered.
9.Transfer Restrictions.
(a)Until such time as the Series A Preferred Stock and Common Stock issued upon the conversion of Series A Preferred Stock, as applicable, have been sold pursuant to an effective registration statement under the Securities Act, or the Series A Preferred Stock or Common Stock issued upon the conversion of Series A Preferred Stock, as applicable, are eligible for resale pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate issued with respect to a share of Series A Preferred Stock or any Common Stock issued upon the conversion of Series A Preferred Stock shall bear a legend in substantially the following form:
THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

(b)In connection with a sale of the Series A Preferred Stock or Common Stock issued upon the conversion of Series A Preferred Stock, as applicable, in reliance on Rule 144, the applicable holder or its broker shall deliver to the Corporation a broker representation letter providing to the Corporation any information the Corporation deems necessary to determine that such sale is made in compliance with Rule 144, including, as may be appropriate, a certification that such holder is not an “affiliate” of the Corporation (as defined in Rule 144) and a certification as to the length of time the applicable equity interests have been held. Upon receipt of such representation letter, the Corporation shall promptly remove the restrictive legend, and the Corporation shall bear all costs associated with such removal. At such time as the Series A Preferred Stock and Common Stock issued upon the conversion of Series A Preferred Stock, as applicable, have been sold pursuant to an effective registration statement under the Securities Act or have been held by the applicable holder for more than one year where the holder is not, and has not been in the preceding three months, an “affiliate” of the Corporation (as defined in Rule 144), if the restrictive legend is still in place, the Corporation agrees, upon request of such holder, to take all steps necessary to promptly effect the removal of such legend, and the Corporation shall bear all costs associated with such removal.
10.Certificates.
(a)Form and Dating. Certificates representing shares of Series A Preferred Stock and the Transfer Agent’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series A Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form acceptable to the Corporation. Each Series A Preferred Stock certificate shall be dated the date of its authentication.
(b)Execution and Authentication. Two Officers shall sign each Series A Preferred Stock certificate for the Corporation by manual or facsimile signature.
(i)If an Officer whose signature is on a Series A Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Series A Preferred Stock certificate, the Series A Preferred Stock certificate shall be valid nevertheless.
(ii)A Series A Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Series A Preferred Stock certificate. The signature shall be conclusive evidence that the Series A Preferred Stock certificate has been authenticated under this Certificate of Designations.
(iii)The Transfer Agent shall authenticate and deliver certificates for shares of Series A Preferred Stock for original issue upon a written order of the Corporation signed by two Officers of the Corporation. Such order shall specify the number of shares of Series A Preferred Stock to be authenticated and the date on which the original issue of the Series A Preferred Stock is to be authenticated.
(iv)The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Corporation to authenticate the certificates for the Series A Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for the Series A Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designations to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.
(c)Transfer. When certificates representing shares of Series A Preferred Stock are presented to the Transfer Agent with a request to register the transfer of such shares, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that such shares being surrendered for transfer:
(i)shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Corporation and the Transfer Agent, duly executed by the holder thereof or its attorney duly authorized in writing; and
(ii)are being transferred pursuant to subclause (A) or (B) below, and are accompanied by the following additional information and documents, as applicable:
(A)if such certificates are being delivered to the Transfer Agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect in substantially the form of Exhibit C hereto; or
(B)if such certificates are being transferred to the Corporation or to a “qualified institutional buyer” in accordance with Rule 144A under the Securities Act or pursuant to another exemption from registration under the Securities Act, (i) a certification to that effect (in substantially the form of Exhibit C hereto) and (ii) if the Corporation so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions in the legend set forth in Section 9(a).
(d)Replacement Certificates. If any of the Series A Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.
(e)Cancellation. In the event the Corporation shall purchase or otherwise acquire certificates representing shares of Series A Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation. The Transfer Agent and no one else shall cancel and destroy all Series A Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Corporation unless the Corporation directs the Transfer Agent to deliver canceled Series A Preferred Stock certificates to the Corporation. The Corporation may not issue new Series A Preferred Stock certificates to replace Series A Preferred Stock certificates to the extent they evidence Series A Preferred Stock which the Corporation has purchased or otherwise acquired.
(f)Record Holders. Prior to due presentment for registration of transfer of any shares of Series A Preferred Stock, the Transfer Agent and the Corporation may deem and treat the Person in whose name such shares are registered as the absolute owner of such Series A Preferred Stock, and neither the Transfer Agent nor the Corporation shall be affected by notice to the contrary.
(g)No Obligation of the Transfer Agent. The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designations or under applicable law with respect to any transfer of any interest in any Series A Preferred Stock other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designations, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
11.Other Provisions.
(a)With respect to any notice to a Holder required to be provided hereunder, neither failure to send such notice, nor any defect therein or in the sending thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.
(b)Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares of Series A Preferred Stock that are purchased or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Preferred Stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Corporation; provided however, that any issuance of such shares as Series A Preferred Stock must be in compliance with the terms hereof.
(c)All notice periods referred to herein shall commence on the date of the mailing of the applicable notice. Notice to any Holder shall be given to the registered address set forth in the Corporation’s records for such Holder.
(d)Holders of shares of Series A Preferred Stock shall not be entitled to any preemptive rights to acquire additional Capital Stock of the Corporation.
(e)If any term of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law, stock exchange rules or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.
[The Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Designations to be duly executed this ___ day of ____, 20___.

DMC GLOBAL INC.

By: _______________________
Name:
Title:

[Signature Page to Certificate of Designations of DMC Global Inc.]

EXHIBIT A
FORM OF SERIES A CONVERTIBLE PREFERRED STOCK
FACE OF SECURITY
THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

Certificate Number    [•] Shares of
[•]    Series A Convertible Preferred Stock
Series A Convertible Preferred Stock
of
DMC Global Inc.
DMC Global Inc., a Delaware corporation (the “Corporation”), hereby certifies that [•] (the “Holder”) is the registered owner of [•] fully paid and non-assessable shares of preferred stock, par value $0.05 per share, of the Corporation designated as the Series A Convertible Preferred Stock (the “Series A Preferred Stock”). The shares of Series A Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations dated [•], 20[•], as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.
Reference is hereby made to select provisions of the Series A Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Series A Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, the Corporation has executed this certificate this [•] day of [•], 20[•].
DMC Global Inc.

By:
Name:
Title:

By:
Name:
Title:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION
These are shares of the Series A Preferred Stock referred to in the within-mentioned Certificate of Designations.
Dated: ______________
[•], as Transfer Agent,

By:
    Authorized Signatory

REVERSE OF SECURITY
The shares of Series A Preferred Stock shall be convertible into the Corporation’s Common Stock upon the satisfaction of the conditions and in the manner and according to the terms set forth in the Certificate of Designations.
The Corporation will furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Series A Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.
Date:

Signature:
(Sign exactly as your name appears on the other side of this Series A Preferred Stock Certificate)
Signature Guarantee:                 2

2 Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B
NOTICE OF CONVERSION
(To be executed by the Holder in order to convert the Series A Preferred Stock)
The undersigned hereby irrevocably elects to convert (the “Conversion”) shares of Series A Convertible Preferred Stock, par value $0.05 (the “Series A Preferred Stock”), of DMC Global Inc. (the “Corporation”), represented by stock certificate No(s) [•] (the “Preferred Stock Certificates”), into shares of common stock, par value $0.05 per share, of the Corporation (“Common Stock”) according to the conditions of the Certificate of Designations of the Series A Preferred Stock (the “Certificate of Designations”).  The Corporation will pay any documentary, stamp or similar issue or tax on the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock, unless the tax is due because the undersigned requests such shares of Common Stock to be issued in a name other than the undersigned’s name, in which case the undersigned will pay the tax.  A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).
Capitalized terms used but not defined herein shall have the meaning given to them in the Certificate of Designations.
Number of shares of Series A Preferred Stock to be converted: ______________
Name(s) (with address(es)) in which the certificate(s) for any shares of Common Stock are to be registered:3

Signature:

Name of registered Holder:

Telephone No.:

3     The Corporation is not required to issue shares of Common Stock until you, among other things, if required, furnish appropriate endorsements and transfer documents.

040708_9999-2002705897-549/4.0

EXHIBIT C
CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER OF PREFERRED STOCK
Re:    Series A Convertible Preferred Stock (the “Series A Preferred Stock”) of DMC Global Inc. (the “Corporation”)
This Certificate relates to [•] shares of Series A Preferred Stock held by [•] (the “Transferor”).
The Transferor has requested the Transfer Agent by written order to exchange or register the transfer of Series A Preferred Stock.
In connection with such request and in respect of such Series A Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designations relating to the above-captioned Series A Preferred Stock and that the transfer of this Series A Preferred Stock does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), because */:
    such Series A Preferred Stock is being acquired for the Transferor’s own account without transfer;
    such Series A Preferred Stock is being transferred to the Corporation;
    such Series A Preferred Stock is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A; or
    such Series A Preferred Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Corporation so requests).
[•]

By:
Date:

*/	Please check applicable box.

EXHIBIT B
FORM OF SPOUSAL WAIVER

Dated ___, 20__
Reference is hereby made to that certain Limited Liability Company Agreement (as may be amended or modified from time to time, the “Agreement”) of Arcadia Products, LLC, a Colorado limited liability company (the “Company”), dated as of the Effective Date, by and between the Company and the Members. Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Agreement.
This Spousal Waiver is being delivered in connection with the execution of the Agreement, a copy of which has been provided to the undersigned (“Spouse”). Spouse, as the spouse of ______________________ (the “Applicable Member”), hereby waives and releases any and all equitable and legal claims and rights, actual, inchoate or contingent, which he / she may acquire with respect to the disposition, voting or control of the Interests subject to the Agreement, except for rights in respect of the proceeds of any disposition of such Interests. Spouse further agrees that he/she will not take any action to oppose or otherwise hinder the operation of the provisions of the Agreement.
To the extent of any property interest that Spouse may have in any Interests, Spouse consents to be bound by the terms of the Agreement, including, without limitation, restrictions on transfer and obligations to sell set forth therein.

Name of Spouse:

Exhibit B

EXHIBIT C

PRIOR MEMBER CONSENT